SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                         SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the
     Securities Exchange Act of 1934
            (Amendment No. 2)


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 [  ]Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     SBI COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person Filing Proxy Statement if other than the Registrant)

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                       INFORMATION STATEMENT
                                 OF
                     SBI COMMUNICATIONS, INC.
                   1239 South Glendale Avenue
                      Glendale, CA 91205


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
===============================================================================
  This Information Statement is first being furnished on or about
November 21, 2000, to the stockholders of record as of the close of business on August 31, 2000 (the "Record Date") of the common stock ("Common
Stock") of SBI Communications, Inc. ("SBI" or the "Company").

  The Company's Board of Directors has approved of, and a total of 4 stockholders (the "Consenting Stockholders") owning 6,954,178 shares of the 12,324,878 shares of Common Stock outstanding as of August 31, 2000 have consented in writing to, the actions described below (collectively, the "Actions"). Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Delaware General Corporation Law and SBI's By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to the other stockholders of SBI for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.


                 ACTIONS BY BOARD OF DIRECTORS
                                AND
                    CONSENTING STOCKHOLDERS

  The Company's Board of Directors and the Consenting Stockholders
have approved the acquisition of Valencia Entertainment International, LLC ("VEI"), a California limited liability company, and the collateral actions that must be taken in order to consummate the acquisition (collectively, the
"Reorganization").   The Reorganization is described below, and the full text
of the Agreement and Plan of Merger setting forth the terms and conditions of the Reorganization is attached hereto as Exhibit A.

Summary Term Sheet
------------------

           VEI will merge with and into the Company's wholly owned subsidiary, Valencia Entertainment Acquisition Corporation, a Delaware corporation ("VAC'), with VEI being the surviving limited liability company and becoming a wholly owned subsidiary of SBI (the "Merger").


          Pursuant to the Merger, (i) the Company will issue 75,709,965 shares of Common Stock to the principals of VEI, (the "VEI
          Shares"), (ii) 100% of the outstanding membership interests in VEI will be issued to VAC, and (iii) all of the outstanding shares of capital stock of VAC will be cancelled. The Company shares issued to the VEI principals will represent approximately 86% of the issued and outstanding shares of capital stock of the Company. Current stockholders of SBI including the Company's insiders will own collectively 14% of the outstanding shares of Common Stock after the Merger. As a result of the Reorganization, current SBI stockholders will incur substantial dilution with respect to their voting interests.

             The Company will amend its Certificate of Incorporation to increase the number of its authorized shares of Common Stock from 40,000,000 to 100,000,000. The Company will not be able to issue the VEI Shares until the number of authorized shares of Common
          Stock is increased and an amendment to the Certificate of Incorporation is properly filed with the Secretary of State of Delaware.

             The Company will amend its Certificate of Incorporation to change its name to ValCom, Inc., and the Company will primarily focus on operating the business of VEI.

             Following the Reorganization, the Board of Directors will have 4 members consisting of 1 current director of the Company and 3 members of VEI management. In addition, the executive officers of the Company will consist entirely of individuals who are current members of VEI management, with the exception of Ronald Foster, who has resigned as the Company's President and CEO and will assume the title and duties of Vice President of Business Development after the Reorganization.

            The Company will also amend its Certificate of Incorporation to reflect a change in the par value of its Preferred Stock from $5.00 to $.001 per share. The purpose of the amendment is to reduce the annual franchise tax liability of the Company. Ronald Foster, the sole preferred stockholder, has consented to this action.


GENERAL
-------
  This Information Statement contains forward-looking statements which involve risks and uncertainties. SBI's actual results may differ significantly from the results discussed in the forward-looking statements.

  VEI will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. VEI will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of SBI's Common Stock.


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.
-------------------------------------------------------------------------
  In October, 2000 Vince Vellardita, Managing Member of VEI, was
appointed interim President and CEO of the Company. Upon the closing of the Reorganization, Mr. Vellardita will receive approximately 18,927,491 shares of Common Stock and will retain the permanent position of President
and CEO.   In addition, Mr. Vellardita is currently the beneficial owner of
300,000 shares of Common Stock.

  Ronald Foster, who is currently the Company's Chairman and previously the President and CEO, will receive a 5 year employment agreement commencing at the closing of the Reorganization to serve as the Company's Vice President of Business Development. In addition, concurrent with the Reorganization, the principals of VEI and Ronald Foster will enter into a stockholders' agreement, pursuant to which the VEI shares must be voted to elect Ronald Foster as a director for the ensuing 5 years.

  There is no director who has informed the Company that he opposes or intends to oppose any of the above -described actions to be taken by the Company.

INFORMATION ON CONSENTING STOCKHOLDERS
--------------------------------------
  Pursuant to the Company's Bylaws and the General Corporation
Law of the State of Delaware, a vote by the holders of at least a majority of the Company's outstanding capital stock is required to effect the Actions described herein. The Company's Certificate of Incorporation does not authorize cumulative voting. As of the record date, the Company had 12,324,878 voting shares of Common Stock issued and outstanding of which 6,162,440 shares are required to pass any stockholder resolutions. The Consenting Stockholders, who consist of 4 current stockholders of the Company, are collectively the record and beneficial owners of 6,954,178 shares which represents 56.4% of the issued and outstanding shares of Common Stock. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the Consenting Stockholders voted in favor of the Actions described herein in a Written Consent, dated October 16, 2000, attached here to as Exhibit B. The Consenting Stockholders' names, affiliations with the Company and their beneficial holdings are as follows:



    Name          Affiliation      Shares Beneficially Held      Percentage
 Ronald Foster Chairman, Past President and CEO,
 Significant Shareholder*               4,154,178                 33.7%

 Larry CahillSignificant Shareholder*   1,000,000                  8.11%

 Michael GrahamSignificant Shareholder* 1,000,000                  8.11%

 Peter Papas TrustSignificant Shareholder 800,000                  6.49%
                                       -----------                ------
  Total                                 6,954,178                 56.4%

_______________________
* Significant Shareholder represents more than 5% voting equity interest

     The Consenting Stockholders' consent was obtained from direct solicitation by the Company's Board of Directors. No consideration was paid for their consent.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
---------------------------------------------------------------
  The following table sets forth information, as of October 31, 2000, as to each person who is known to SBI to be the beneficial owner of more than 5% of SBI's outstanding Common Stock and as to the security and percentage ownership of each executive officer Director of SBI and all officers and Directors of SBI as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

           Pre-Reorganization

  Title of
  Class        Name and Address Of
                Beneficial Owners  Security Ownership
                                     Amount and Nature
                                       Of Beneficial
                                          Ownership       Percentage Of
                                                              Class
 Common
 Ronald Foster Chairman of the Board
 1239 South Glendale Avenue Glendale,
 CA 91205                                 4,154,178          33.7%

 Common
 Vince Vellardita Interim
 President, CEO 26030  Avenue Hall
 Studio 5 Valencia, CA 91355                300,000          2.43%

 Common
 Karien Anderson Director,
 Secretary/Treasurer
 1239 South Glendale Avenue Glendale,
 CA 91205                                       0               -

 Common
 William Beggs Director
 1239 South  Glendale Avenue
 Glendale, CA 91205                             0               -

 Common
 Claude Pichard Director
 1239 South Glendale Avenue
 Glendale, CA 91205                          10,000            .08%

 Common
 Larry Cahill
 330 South Gate Court
 Cedar Rapids, IA   52406                 1,000,000           8.11%

 Common
 Peter Papus Trust
 432 NW 111 Avenue Coral
 Springs, FA 33071                          800,000           6.49%

 Common
 Michael Graham
 1804 Cherrywood Lane
 Bluefield, WV 24701                      1,000,000           8.11%

 Common
                                         -----------         -------
 Officers and Directors as a
 group ( 5 persons)                       4,464,178          36.22%


No other stockholder owns more than 5%of SBI's voting securities. After the Reorganization referenced herein is effected, the following will represent the security ownership of certain beneficial owners and management:

           Post-Reorganization

Title of  Name and Address Of    Beneficial Owners
Class     Security Ownership     Amount and Nature
                                Of Beneficil Ownership  Percentage Of  Class
 Common
 Ronald Foster Chairman of the
 Board Vice President
 Business Development                       4,154,178        4.72%
 Common
 Vince Vellardita Director,
 President, CEO                            19,227,491       21.8%

 Common
 Steven A. Webber
 Director, CFO                                   0
    --
 Common
 David Weiner Director                           0
    --
 Common
 MMSV Partners, Inc.                       39,747,732       45.15%

 Common
 FECL California, Inc.                     17,034,742       19.35%

 Officers and Directors as a group       -------------     --------
( 5 persons)                               23,381,669       26.22%



                      SECTION 16(a) REPORTS
                     -----------------------
  The requirements imposed by Section 16(a) of the Securities
Exchange Act of 1934, as amended, provide that SBI's Officers and Directors, and persons who own more than 10% of SBI's Common Stock, file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish SBI with copies of all such forms they file. Based solely on its review of the copies of such forms received, SBI believes that during its fiscal year ended December 31, 1999, the above referenced forms were filed on a timely basis.

      ATTENDANCE OF SEATED DIRECTORS AT 1999 DIRECTOR MEETINGS
     ---------------------------------------------------------
  During SBI's fiscal year ended December 31, 1999, the Board held
41 meetings. Of the current directors, all attended at least 75% of those meetings. The Board held no separate committee meetings during that year. Outside directors received no cash compensation for their services; however, they were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as directors of the Company. No officer of the Company receives any additional compensation for his services as a director, and the Company does not contribute to any retirement, pension, or profit sharing plan covering its directors.

               RENUMERATION OF DIRECTORS AND OFFICERS
              ---------------------------------------
  For the fiscal year ended December 31, 1999, Ronald Foster, past President and CEO of SBI, received no compensation. No other officer of SBI received any cash or other compensation. The directors of SBI received no compensation for services rendered to SBI during the fiscal year ended December 31, 1999.

      INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
      ---------------------------------------------------------
  Except with respect to the matters referenced above under "Interest of Certain Persons in or Opposition to Matters to be Acted Upon", there has been no transaction or series of transactions, or proposed transaction during the last fiscal year to which SBI is a party in which any director, nominee for election as a director, executive officer, beneficial owner of 5% or more of SBI's Common Stock or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest exceeding $60,000.


 NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS
----------------------------------------------------------------------
  The following Actions were taken based upon the unanimous recommendation by the Company's Board of Directors and the Written Consent of the Consenting Stockholders:

                           ACTION 1
                     ELECTION OF DIRECTORS

  The Board of Directors unanimously nominated and the Consenting Stockholders have approved and elected 4 individuals as directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the following individuals has consented to serve as a Director of the Company and there is no familial relationship between any nominated director and any current director or between any of the nominated directors.

   Name and Position in the Company        Age                 Since

   Ronald Foster                           59                  1986
          Chairman of the Board

   Vince Vellardita                        42                  2000
          Interim President / CEO

    David Weiner                           41                   --
        Nominee

   Stephen A. Webber                       52                   --
        Nominee

  Ronald Foster.
----------------
 Mr. Foster, age 59, served as the Company's Chief
Executive Officer, President and Chairman of the Board from 1986 to
October 2000. Mr. Foster is presently Chairman of the Board of SBI. He has been working with the Company since its inception in 1984. His primary responsibilities include finance, marketing and technical review. In addition to his responsibilities with the Company, Mr. Foster has held a number of other management positions over the years. From 1984 to 1986, he was Executive Vice President and Producer of Pioneer Games of American
Satellite Bingo, in Albany, Georgia. Mr. Foster was also the owner and operator of Artist Management & Promotions, Inc. a Georgia corporation, where he was responsible for coordinating television entertainers, sports figures and other celebrities for department store promotions. Previously, Mr. Foster served as president and director of Ed-Phills, Inc., a Nevada corporation, and Executive Vice President and member of the Board of Directors of Golden American Network, a California corporation. From 1984 to 1994, he was the president and chief executive officer of ROPA Communications, Inc., a Georgia corporation, which owned and operated WTAU-TV-19 in Albany, Georgia. He created and produced "Stock Outlook
87, 88, and 89," a video presentation of public companies through Financial News Network (FNN), a national cable network. Mr. Foster also has experience as technical director and associate producer for numerous national live sports broadcasts produced by ABC, CBS and WTBS. Mr. Foster is Director/Producer/Writer of the Company Interactive Broadcast Programs.
Other than the Company, Mr. Foster does not currently serve as a director of any reporting company.

  Vince Vellardita
  ----------------
 Mr. Vellardita is currently the interim President
and CEO of SBI and is the CEO of VEI.   Mr. Vellardita was instrumental in
having VEI acquire a 170,000 square foot production facility in Valencia, California that houses 8 sound stages that have been occupied for the past 4 years by the hit CBS series JAG and Fox's Power Rangers. Mr. Vellardita began his career in 1977 as a music producer and promoter of live shows and is credited with bringing Duran Duran and U2 to North America for their first tours on the continent. He also produced a benefit tour for the 1980 Presidential campaign of John Anderson. Mr. Vellardita does not currently serve as a director of any other reporting company.

  David Weiner
 -------------
 Mr. Weiner received his MBA degree from
U.C.L.A. and gained a wide variety of business experiences early in his career working in the investment banking and pension fund management arena. He joined the consulting group of Deloitte and Touche in 1988, where he provided general and corporate finance consulting services to a wide variety of entertainment, telecommunications, and direct response clients including K-tel International, Inc. Mr. Weiner joined K-tel in 1993, as Vice President of Corporate Development and was appointed President in September of 1996. His responsibilities included directing all United States operations of the company as well as its wholly owned subsidiaries in the Untied Kingdom, Germany and Finland. Mr. Weiner resigned as President of K-tel in 1998 to form W-Net, Inc., an Internet and software development and consulting firm. Mr. Weiner does not currently serve as a director of any other reporting company.

  Stephen A Webber
  ----------------
 Mr. Webber is the President and Chief
Financial Officer of VEI. Mr Weber has over 20 years of experience in Finance and Management and is a certified public accountant. Prior to joining VEI, Mr. Webber was the managing partner of the regional audit firm, located in Los Angeles, California. Currently, in addition to his duties at VEI, Mr. Webber consults for a publicly traded Internet company, Genesis Entermedia.com, Inc., where he sits on the Board of Directors and is Chairman of the Audit Committee.


                            ACTION 2
           AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                TO CHANGE THE NAME OF THE COMPANY

  The Board of Directors and the Consenting Stockholders unanimously adopted and approved an amendment to the Company's
Certificate of Incorporation to change the Company's name to ValCom, Inc. (the "Name Amendment"). The Name Amendment will be implemented by filing a Certificate of Amendment to the Certificate of Incorporation (the "Certificate of Amendment) with the Delaware Secretary of State. The text of the Name Amendment is attached as Exhibit C and is incorporated herein by reference. In the judgment of the Board of Directors, the change of the Company's corporate name is desirable in view of the significant change in the Company's character and strategic focus.

  The Name Amendment will become effective upon the filing of the Certificate of Amendment with the Secretary of State of Delaware. Under federal securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

                            ACTION 3
           AMENDMENT TO THE CERTIFICATE OF INCORPORATION
            TO CHANGE THE PAR VALUE OF PREFERRED STOCK

  The Board of Directors and the Consenting Stockholders
unanimously adopted and approved an amendment to the Company's
Certificate of Incorporation to change the par value of its preferred stock (the "Par Value Amendment"). The Company's current capital structure authorizes 10,000,000 million shares of Preferred Stock at a par value of
$5.00 per share.  Delaware law computes the annual franchise tax based either on the authorized share method or the assumed par value capital method, but in no event is the annual franchise tax greater than $150,000. In order to reduce and minimize the annual franchise tax, the Board of Directors and the Consenting Stockholders unanimously adopted and approved an amendment to the Company's Certificate of Incorporation to change the
Preferred Stock par value from $5.00 to $.001 per share.   The text of the Par
Value Amendment is attached hereto as Exhibit D and is incorporated herein by reference.

  The Par Value Amendment will become effective upon the filing of the Certificate of Amendment with the Secretary of State of Delaware. Under federal securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.


                           ACTION 4
         AMENDMENT TO THE CERTIFICATE OF INCORPORATION
           TO INCREASE THE AUTHORIZED COMMON STOCK

  The Board and the Consenting Stockholders unanimously adopted and approved an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 40,000,000 to 100,000,000 shares (the "Authorized Shares Amendment"). The terms of the Reorganization will make VEI a wholly owned subsidiary of the Company and the principals of VEI will receive shares of the Company's Common
Stock based upon an agreed upon fair market valuation of the net assets of VEI. According to the audited financial statements of VEI for the year ended December 31, 1999, VEI recorded $8,749,487 in net assets, which represents approximately 83% of the total net assets of VEI and SBI combined. A copy of VEI's audited financial statement is included in this Information Statement. In order to consummate the Merger, the Company will be required to issue 75,709,965 shares of Common Stock to the principals of VEI. The shares of Common Stock do not have any preemption rights. The text of the Authorized Share's Amendment is attached hereto as Exhibit D.

   Currently, the Company has 40,000,000 shares of Common Stock authorized of which 12,324,878 shares are issued and outstanding. As a result, the Company will not be able to consummate the Merger without first implementing the Authorized Shares Amendment.

   The Authorized Shares Amendment will be implemented by filing the Certificate of Amendment with the Secretary of State of Delaware. Once the Company files the Certificate of Amendment, the Company will have 87,1675,122 shares of unissued shares of Common Stock available for issuance. The Company will immediately issue 75,709,965 shares to the principals of VEI and will cause the Merger to be consummated. The VEI shares will not be registered under the Securities Act of 1933, as amended (the "Act"), and may not be resold unless the shares are registered under the Act or an exemption from such registration is available.

   The remaining unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions and the issuance or reservation of
Common Stock for employee stock options.   The Board would be able to
authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular transaction shareholder approval were required by law or any stock exchanges or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that the Company may have the requisite number of voting shares to consummate the transaction.

  The issuance of the VEI Shares will cause a dilution to the existing SBI Stockholders. The 12,324,878 shares of Common Stock currently issued and outstanding will represent approximately 14% of the outstanding shares after the Reorganization. The Authorized Share
Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement. However, SBI stockholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's Common Stock. The Company has no present intention to use the increased authorized Common Stock for anti-takeover purposes.

  The Authorized Shares Amendment will become effective upon the filing of the Certificate of Amendment. Under federal securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement

BACKGROUND OF TRANSACTION
-------------------------
  For the past several years, SBI sought unsuccessfully to raise capital or enter into a joint venture arrangement to fund its current operations. To fund the administrative costs of operating a public corporation, SBI privately sold its Common Stock at a price of $.01 per share. The Board concluded that the dilution caused by these private offerings coupled with SBI's lack of success in obtaining funding for its former business warranted exploring other strategic alternatives. Because of its public, but relatively dormant status, SBI had received numerous inquiries regarding whether it would be interested in effecting a reverse merger with a private operating company. The Board decided to explore this possibility.

  Vince Vellardita, who is a current stockholder of the Company and a close acquaintance of a member of the Company's Board of Directors, was aware of SBI's situation. Mr. Vellardita contacted SBI to determine whether the Company was interested in pursuing a strategic relationship with VEI. Numerous meetings were held between Mr. Vellardita and with members of the Board to determine if, in fact, there were synergies between the two companies. The Board concluded that VEI's business of providing entertainment content and distribution provided a valuable opportunity for enhancing and commercializing the Company's current business of telecommunication and interactive entertainment content. In addition, the assets held by VEI would enhance shareholder value and provide greater opportunity for growth for the combined companies. The Board and the principals of VEI concluded that a merger between the two companies would provide the most value and opportunity for growth for the two companies going forward.

  A Letter of Intent was executed between the principals of VEI and the Company on August 21, 2000. The SBI Board was satisfied with the exchange ratio proposed by VEI and was impressed by VEI's proposed post Reorganization management team. The Board concluded that a merger with VEI was in the best interest of the Company's existing stockholders. On October 16, 2000 the parties executed a definitive Agreement and Plan of Merger ("the Agreement"). The text of the Agreement, excluding the corresponding schedules and exhibits, is being furnished with this Information Statement.


ABOUT SBI COMMUNICATIONS, INC.
------------------------------
  Information about SBI is provided in Form 10-KSB for the Fiscal
Year Ended December 31, 1999, filed with the Securities and Exchange Commission on April 5, 2000, and appearing in its entirety at page 32 of this Information Statement.


ABOUT VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
-----------------------------------------------
  VEI is a limited liability company organized in November 1996 under the laws of the State of California for the purpose of operating a studio facility in Valencia, California and the development, financing and production of entertainment content. The members of VEI consist of Vince Vellardita, MMSV Partners, Inc., a California corporation, and FECL
California, Inc., a California corporation.  Mr. Vellardita, is the CEO and
COO of VEI and currently is the interim President and CEO of SBI.

  VEI is a entertainment conglomerate that includes television production, for both network and syndicate, motion pictures, sports, internet and real estate holdings. VEI, which owns 12 acres of real property and a 120,000 square feet production facility in Valencia, California, has been the studio set for such series as JAG produced by Paramount Pictures and Power Rangers produced by Saban Productions. In addition, VEI's facilities include six sound stages that have been operating at full capacity since 1995. VEI recently leased an additional 52,000 square feet production facility which includes two full service sound stages, for a total of eight sound stages. VEI's clients include Warner Bothers, Universal Studios, MGM, HBO, NBC,
20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network.

  VEI is a diversified company engaged in the development, financing and production of entertainment content for the worldwide audience. Using its 8-stage studio facility in Valencia, California as its base, VEI intends to focus its activities primarily on the creation of feature-length films and television programs for global theatrical and television distribution, with a secondary focus on the burgeoning field of entertainment-oriented interactive media. VEI's objective is to build asset value by creating a library of wholly owned productions whose distribution rights will be exploited in all markets and all media. In addition, when the timing is appropriate VEI will establish divisions to exploit ancillary revenue opportunities generated by its productions in the merchandising, book and record publishing, new media, and merchandising industries.

Business Description
--------------------
  Recent consolidation in the entertainment industry has resulted in the consolidation of once independent production companies like Miramax, New Line Cinema, Castle Rock, and Spelling Entertainment. Now owned by major studios like Disney, AOL-Time-Warner and Viacom, these companies have become constrained by large studio structures and increased performance pressures, and are rarely able to exercise the type of creative freedom, artistic risk and market responsiveness that enabled their rapid growth when they were independent.

  There is presently a dearth of nimble and aggressive independent companies capable of exploiting those entertainment opportunities that are either too small or too specialized to be of interest to the large studios. Consequently, the timing is excellent for establishing a new independent production company to fill the void that has been left by the recent wave of industry consolidation.

  VEI will capitalize on these opportunities by providing mainstream motion pictures and television entertainment with worldwide commercial appeal in a low-risk, cost-efficient manner. VEI will be differentiated from the large studios by its ability to maintain a low overhead and cost structure, its ability to be attentive and responsive to talent, and by its commitment to undertake only those projects that have sound business prospects and attractive profit potential.

Business Objectives and Philosophy
----------------------------------
  VEI's primary business objective is to build a premier quality independent company focused on the creation and worldwide exploitation of entertainment product. VEI's intended tactics for achieving this objective are twofold:

                1.Develop and produce feature-length motion pictures and network and syndicated television programs for worldwide distribution in theaters and on television, and to the home video market. The copyrights and distribution rights for these programs will be owned and controlled by VEI to enable VEI to build long-term value by amassing a library of entertainment content. Any ancillary revenues the programs generate-through, for instance, licensing, merchandising, music and book publishing, or other means-will accrue directly to VEI.

          2.VEI will also provide the facilities and management expertise to support, on a "work-for-hire basis," the production of television series, films, specials, commercials, and music videos for third parties. This work-for-hire activity will be conducted in order to generate immediate positive cash flow for the Company, subsidize the Company's own development and content production and provide a level of financial stability through the normal cyclical ups and downs inherent in the entertainment industry.

VEI'S Business Approach
-----------------------
  VEI's business approach is driven by a shared desire among its principals to create a viable alternative to the cumbersome and often inefficient business practices of Hollywood's major studios. In contrast to the studio process, VEI will be:


              Project-driven. VEI'S investment and growth will occur on a strict "as-needed" basis, with projects initiated only when their commercial prospects are reasonably assured and the investment risk is minimized.
              Economical. Management will exercise rigorous control over the costs, both at the top overhead level and the individual project level. Necessary expenditures will be made only where the expected financial returns on investment are attractive. VEI will refrain from engaging in costly bidding wars for talent or material.
              Talent-friendly. VEI recognizes that success in the filmed entertainment business is driven largely by the ability to attract top quality creative talent. Management will draw upon its extensive relationships with talent and strive to create a culture that is attractive to and supportive of writers, directors and actors.

           Responsive. The major studios' size and numerous layers of management can often make the project decision-making process slow and cumbersome. VEI will differentiate itself and keep costs down by streamlining this process. Management will take hands-on responsibility for personally reading scripts and evaluating projects quickly and minimizing the bureaucracy and "turnaround" time for making decisions. VEI's close collaboration with filmmakers will enable it to prevent catastrophic cost overruns such as those that occur with larger studio films.

The Management Team
-------------------
  VEI's management team is comprised of several highly experienced film and television production professionals, some of who have been involved with the production of numerous motion pictures, television programs, commercials and music videos. Their productions have ranged from low budget independent projects to major studio blockbusters with top-caliber acting and directing talent. They have managed or participated in sales and marketing, distribution, and all phases of the film and video production process, from development, pre-production, principal photography, post-production and directing and producing.

  The Company will initially consist of approximately four executive and managerial employees. These include a Chief Executive Officer, a Chief Operating Officer/Chief Financial Officer, a Head of Production/New Media Division, and a Head of Distribution.

  VEI has experienced management and advisors in place with critical specialized knowledge and expertise in the filmed entertainment industry. The Valencia Entertainment team is a combination of seasoned operations veterans and young, aggressive producers, with substantial backgrounds in the facilities, motion picture, television, distribution and new media industries.

Vince Vellardita
----------------
  CEO/COO and President, is a Production Executive with a successful track record that extends throughout many areas of the Entertainment Industry. Currently focusing his efforts on his film and television career, Mr. Vellardita began his work in music. Beyond this, however, he is also known for--and frequently cited as an expert in--the development and management of independent studios. As the CEO of VEI, Mr. Vellardita is responsible for the successful turnaround of his 120,000 sq. ft. property, which houses 8 sound stages. His tenure began in 1996 and his efforts have caused the VEI studios to be fully booked for the foreseeable future.

  Mr. Vellardita began his career in Nashville, Tennessee. Mr. Vellardita started as a music producer of live music shows, including U2's and Duran Duran's first North American tours. Next, turning his attention to the television industry, Mr. Vellardita turned a small relatively unknown production house into a television satellite network housing multiple sound-stages and edit bays, quadrupling the number of employees under his supervision.

  Following his efforts in Nashville, Mr. Vellardita developed and established such independent production houses as Empire Studios, one of the largest independent studios in Los Angeles, with a 60,000 sq. ft capacity, Santa Monica Studio West, Studio West Productions, and other facilities throughout Los Angeles and the United States. Mr. Vellardita's involvement not only included supervising the construction of these full-service video studios, but also the handling of sales and contract negotiations and the launching of marketing strategies to attract eminent players in the television industry such as Paramount, Warner Brothers and Disney.

Stephen A. Weber
----------------
  President and Chief Financial Officer, Stephen Weber has over 20 years of experience in Finance and Management. A graduate of the University of Southern California, Steve was a practicing certified public accountant for 13 years. He was the managing partner of the regional CPA firm located in Los Angeles, California. In 1989, Mr. Weber co-founded Positive Response Television Inc. (PRTV). At PRTV home of the series "Amazing Discoveries," which purchased a small media company with sales of $2 million and grew that company to over $30 million in annual sales and earnings of over $3 million. During his tenure as President and later Chairman of the Board, PRTV bought half-hour and short form time from over 800 broadcast stations in all domestic markets and over 40 cable networks. Mr. Weber also created a telemarketing company form inception to sell back-end products to PRTV customers.

  Mr. Weber was one of the pioneers of the infomercial business. He was the executive producer of over 40 infomercials for which the sales from those infomercials were over $500 million. He was also in charge of worldwide distribution of the company's products.

  In 1996, Mr. Weber negotiated the sale of PRTV to a marketing company, which is listed on the New York exchange. Currently, in addition to his duties at VEI, Mr. Weber consults for a publicly traded Internet company where he sits on the Board of Directors and is Chairman of its Audit Committee.

Forrest L. "Woody" Fraser
-------------------------
  Phase I Consultant - Phase II Business partner Television
Division: Woody Fraser has created developed, produced, and packaged many of television's most successful talk / variety / magazine programs. Beginning his career in 1960 as a director for NBC, Mr. Fraser became responsible for the creation of 32 one-half hour television shows between 1966 and 1973. With Mr. Fraser's implementation of the concept of the "Co-Host", the Mike Douglas Show became one of television's first and most successful syndicated talk shows, receiving 5 Emmy Awards.

  From 1975 to 1998, Mr. Fraser helped developed such shows as Good Morning America, America Alive, That's Incredible, Those Amazing Animals, The Richard Simmons Show, Life's Most Embarrassing Moments, Incredible Sunday, The Home Show, Wild and Crazy Kids and Home and family.

  In addition, Mr. Fraser produced over 12 television specials, which appeared on broadcast Networks. Mr. Fraser (via the Home Show) produced an ensemble of public health and education series on topics such as breast Cancer, bone marrow transplants/leukemia, women and alcohol, arthritis, animal adoption and farm sanctuaries, all of which received service awards of excellence in their respective genres. In total, Mr. Fraser has received 8 Emmy Awards and 1 Peabody Award.
Marty Hornstein

  Phase I: Consultant: Phase II President Motion Picture
Division. Mr. Hornstein has over 37 years of experience as a motion picture producer, executive producer and line producer. His credits include a broad range of films, ranging from numerous major studio to low-budget independent projects, and television pilots, movies of the week ("MOWs"), miniseries and commercials.

  His first feature film credit was for Arthur Penn's The Miracle
Worker. His other feature credits include The Heart is a Lonely Hunter, Ode to Billy Joe, Bad Boys, Futureworld, Beverly Hills Cop III, and Star Trek-First Contact, in capacities ranging from Unit Production Manager to Executive Producer. One of his greatest box office successes is a feature called One On One, produced for Warner Brothers, which cost $1.8 million to produce and has generated over $20 million in revenues. Hornstein's pilots, movies-of-the-week and mini-series include The Bold Ones, The Other Man,
Love Boat- The Egypt Cruise, Sybil and others. He has worked with directors such as Leo Penn, Boris Sagal and Steven Spielberg.

The Marketing Plan
------------------
  VEI's management has reliable contacts with film and television buyers throughout Europe, Asia, Latin America and North America.
Established consultants are also available to assist VEI's early marketing and distribution efforts. Since the sale and distribution of moderate budget film and television programs is largely relationship-based, these contacts will provide an essential competitive advantage with regard to the VEI's worldwide sales efforts.

Strategy For Creating Value
----------------------------
VEI will create value in three principal ways:

                1.Optimization of the Valencia Studios facilities operations. Management has overseen the turnaround of the facility's profitability, reversing operating losses and restoring a sustained level of profitability. Management believes that the general business environment and the specific opportunities for an improved business mix will lead to a substantially higher level of profitability for the facility over the next 2-3 years. Additional growth will come through expansion of operations and asset acquisitions.

                2. Creation and exploitation of library assets. An essential source of value and profitability for entertainment companies is the library value of their films and television programs. The economic value of an individual program extends well beyond its initial exhibition period. Many programs continue to earn revenues through repeated showing on television and other electronic media for many decades after their initial release. Since the key to earning significant profits from library programming is having a continual supply of new programs to license concurrently with library product, VEI will aggressively build a library of its own programs, both through internal content production/co-production, and when appropriate through acquisition.

                3. Create and Develop a Syndicated Media Division, The decade-long trend on television (and more recently on the Internet) toward lower-cost, "non-scripted" programming favors production companies with low overhead and strong production capabilities.
          VEI is well-positioned to capitalize on this trend by producing low-cost programs like the Truster game show, currently in development, and Internet programming such as the live auto auctions and sports memorabilia sales programs that it has in development. These types of programs can be mounted quickly, generate relatively quick returns, and be exploited across multiple media platforms.
       Management envisions a phased implementation of the business plan over a five-year period to ensure a conservative, risk-tempered approach to the Company's growth.

Phase I
--------
 During Phase I VEI will:


   Establish its core management team.

   Secure agreements for the acquisition of additional production facilities

   Launch a new Media Division

   Establish a strong presence in the foreign marketplace

   Begin development of MOWs, TV series and specials

   Begin development of 2-3 feature film projects

   Produce VEI's first feature

Phase II
--------
Once VEI has established a stable base of operations and delivered one quality commercial feature, it will be poised for more rapid growth. In this phase the company will:


   Add to its management team

   Continue to drive production to completion

   Put at least 3-5 viable new feature or MOW projects into development Commence production on 2-4 new feature films and television series

   Establish merchandising and publishing divisions


Phase III
---------
By Phase III, management anticipates that it will have sufficient cash flow, asset base and operating history to raise substantial debt or equity capital to expand its operations. At the beginning of this phase management will re-evaluate its goals and operating procedures, and develop a long-term plan for the VEI's future growth. As needs arise and if the opportunities are judged to be attractive, the VEI will extend its activities into new media diversification and other ancillary businesses opportunities.

Industry and Market Analysis Domestic Film Entertainment
--------------------------------------------------------
  Motion picture and television production is a moderate growth business, with generally low margins. But within the industry there are a few areas of rapid growth and attractive profitability, most notably the studio facilities business and the foreign television and theatrical film markets. VEI will concentrate its business focus on these more attractive niches of the industry.

  The domestic U.S. motion picture and television market remains a slow-growth, competitive, and risky arena in which to compete. The major Hollywood studios combined domestic market share typically exceeds 90%.
Because of the studios' rigid control over domestic distribution and their financial ability to spend heavily on talent, marketing and advertising, it has recently become extremely risky-even prohibitive-for independent producers to produce films or television programs targeted primarily at U.S. consumers.


  The strategic implications for VEI of these domestic conditions and trends are twofold: First, with the major studios exerting such powerful dominance over the domestic marketplace, VEI must avoid competing head-to-head with these giants, and choose niches where competition is less restric-tive. Serving the foreign marketplace with products that have global appeal will be an essential element of a winning long-term strategy. Also, since competition places heavy downward pressure on profit margins, strict cost controls are critical to sustained profitability. Second, in order to build an entrenched, defensible position against new and existing competitors, VEI must differentiate itself in order to gain a competitive edge. VEI's ability to attract talent byoffering an attractive alternative to the studio environment, and to move quicklyand selectively in choosing partners and projects, should help VEI build aunique, positive image.

The Worldwide Market
---------------------
  An important trend in the filmed entertainment industry over the past decade has been the increasing size and influence of the foreign marketplace. Whereas foreign revenues accounted for only about a third of American distributors' total revenues ten years ago, they now make up almost two-thirds of the total. Management believes that the international market will grow at a much more rapid pace than the domestic market, particularly as the emerging economies in Asia and South America create higher levels of demand for U.S. entertainment content.

Several key trends have caused the value of foreign rights to American motion picture product to increase dramatically. These trends include the growing worldwide popularity of home video, the rapid proliferation of pay television channels, and the increase in competition among free television stations caused by privatization.

                          Competition
                          -----------
  Competition in the filmed entertainment business is diverse and fragmented, with many companies operating at different budgetary levels and with different content focus. The market is dominated by the large Hollywood studios, with the top-ranked company-Disney in 1999-usually commanding 15 to 20 percent of the domestic market share in any given year.

  With the proper positioning and content focus, VEI believes it can insulate itself from the brunt of competition in the filmed entertainment business. Since the industry's revenues from foreign markets are growing rapidly, a sound strategy to exploit foreign markets should keep VEI profitable for the foreseeable future.

Independent Production Companies
---------------------------------
  Consolidation through acquisition has recently reduced the number of independent production companies in operation. However, barriers to entry remain relatively low, and management anticipates that the segments in which it intends to compete will remain highly competitive.
  Rather than attempt a comprehensive overview of all the independent companies that currently compete with VEI, this section provides brief overviews of two companies-Morgan Creek Productions and New
Regency Productions-which represent the class of company that VEI considers its primary competition.

Morgan Creek Productions
-------------------------
  Morgan Creek Productions was founded in 1987 by James G.
Robinson, a businessman who created a successful chain of Subaru auto dealerships. The company's first production was "Young Guns," which starred Emilio Estevez and Lou Diamond Phillips, cost $10 million to produce and grossed over $40 million in domestic box office receipts. Other successful films for the company include "Major League," "Robin Hood:
Prince of Thieves," and "Ace Ventura: Pet Detective," and its sequel "Ace
Ventura: When Nature Calls."

  Morgan Creek's financial strategy is to produce the majority of its films at relatively low budgets (usually under $25 million) and to retain and control a basket of foreign rights for each film, which it pre-sells to cover the majority of its production costs. Morgan Creek has guaranteed theatrical distribution through a major studio partner, Warner Brothers. Morgan
Creek's deal with Warner Brothers is as follows:


               Warner Brothers distributes Morgan Creek's films in the United
             States and several foreign territories on a "rent-a-system" basis. The rent-a-system deal means that Warner Brothers acts solely as a distributor and is not at risk for any of the production or marketing costs of Morgan Creek's films. However, Warner
             Brothers does cash-flow the marketing costs with Morgan
             Creek guaranteeing to make up any short-fall should Warner Brothers not recoup these costs. This arrangement helps
             Morgan Creek to manage its cash flow exposure.
               Because Warner Brothers has no financial exposure under the terms of the rent-a-system deal, it charges Morgan Creek significantly reduced distribution fees (15% versus the normal 30-35%). Furthermore, 100% of video revenues are accounted for in producer's gross proceeds.
               Morgan Creek withholds a number of foreign territories from its deal with Warner Brothers, and pre-sells those territories to cover a portion of its production risk. Currently those territories include Australia, Japan, and several other countries where it has made output arrangements with foreign distributors. As the company's successful films have improved its cash flow and equity position, it has gradually assumed more foreign risk-and improved its potential upside-by negotiating lower up-front advances on pre-sales in exchange for a greater share of the foreign profits.

New Regency Enterprises
-----------------------
  New Regency was founded by European pharmaceutical heir Arnon
Milchan in the late 1980's. Starting in the late 1970's Milchan began financing the development and production of several major motion pictures including "Once Upon A Time in America" starring Robert DeNiro and
"Pretty Woman" starring Julia Roberts and Richard Gere.
  New Regency's financial structure is similar to that of Morgan Creek in that it revolves around the company retaining rights to numerous foreign territories. With these retained rights New Regency has formed lucrative foreign partnerships to co-finance its films and offset a substantial portion of its production risk. The company is one of the most prolific of today's independent production companies, producing 6-8 "A" title movies a year, including such hits as "J.F.K.," "Under Siege" and "Under Siege 2," and John Grisham's "The Client." The company has managed to build a substantial and valuable library in less than a decade.

 New Regency's structure is as follows:


                 Twentieth Century Fox handles both theatrical and home video distribution for New Regency's films on a worldwide basis excluding France and Germany. Fox distributes in these media on a "rent-a-system basis similar to Morgan Creek's arrangement with Warner Brothers.
                New Regency retains worldwide television rights to its movies in addition to all rights in France and Germany. It pre-licenses the television rights around the world to foreign distributors via output arrangements in order to cover part of their production budgets.
                 In France and Germany, New Regency has co-production
              partnerships with Canal Plus and Boda Scriba. These partnerships differ from traditional pre-sale arrangements, in that they provide Canal Plus and Boda Scriba with equity positions in New Regency's films in addition to the underlying distribution rights. This arrangement provides New Regency with a greater proportion of its financing from France and Germany than it might otherwise receive.
                Between its co-production partnerships in France and Germany, and pre-selling the worldwide television rights to its films, New Regency is able to offset the lion's share of its production risk. The majority of the company's exposure is for the marketing costs of its movies.

Common Competitor Strategies
----------------------------
  Maintaining ownership of negatives and building film libraries: The companies discussed above have deal structures which allow them to use their own equity capital in conjunction with strategic distribution alliances and pre-sales to retain ownership of the movies which they produce and thus create a library of films as an asset base for the company. Portfolios of films have proven to hold their value over time, above and beyond their discounted cash flow.
  Domestic Distribution: Although their arrangements differ, these companies have generally facilitated domestic theatrical distribution through a major distributor. New Regency and Morgan Creek have rent-a-system deals in which they are responsible for all costs and Fox and Warner Brothers provide distribution. They are charged a significantly reduced distribution fee by the studio, and all video revenues are accounted for on a straight distribution basis. In other words, video revenues are not subject to a royalty basis as is the case under traditional financing and distribution deals where the studio is funding all production and releasing costs.
  Bifurcation of rights: The companies retain and control a "basket" of foreign rights with which they are able to cover a substantial portion of their production risk.
  Production of A-title films: Morgan Creek and New Regency make movies which are intended to appeal to a broad audience, and therefore have widely recognized stars.
  Cost-effective film production: Rapidly increasing production costs have caused both the studios and a number of independent production companies to experience a significant deterioration in their internal rates of return. Morgan Creek and New Regency have flourished largely because of their ability to maintain cost-effective film production. This means making films at a cost that is below the industry average for its type or genre, while maintaining high standards for the quality of story, cast, and production values.
  Revolving credit facility: The elite independent production companies have revolving lines of credit secured by the assets of the companies. Each of these companies initially assumed varying degrees of financial risk in financing the production of its films. As the companies evolved to the point where they were able to fund their productions from internally-generated cash flow, they graduated from single-project loans to revolving credit facilities secured by the assets of the company.

Facilities Division
-------------------
  With its experience in building and managing studio facilities, VEI plans to maintain a major presence in the film stage business. Under the direction of the Chief Executive Officer, the facilities division oversees the management of the Company's currently owned and operated Valencia
Studios, the newly acquired Piedmont, Alabama property, and also the future expansion of these facilities and the acquisition of additional facilities in the future. Management believes that the continued growth of the production business in and around the Los Angeles area, and the recent revival of production in the New York area, reflect a strong trend of increased demand for facility space in the coming years.

  The core of VEI's business is its 8-stage, 170,000 square foot studio facility situated on 9 acres in Valencia, California. Since it acquired the property in 1996, management has overseen a successful turnaround in the facility's profitability, reversing operating losses and restoring a sustained level of profitability. The company owned property was recently appraised at a value of approximately $11 million.  Management believes that the general business environment and the specific opportunities for an improved business mix will lead to a substantially higher level of profitability for the
facility over the next 2-3 years.   Specific areas of focus include:


      Replacement of "grand-fathered" deals with new clients operating under more economically beneficial packages.
      Expansion into new profit sources including equipment rentals and exterior filming locations.
      Continued growth of the facility with costs borne through incoming tenant improvements.

  During the third quarter of 2000 VEI expanded its Valencia operations by leasing a 52,000 square foot building directly adjacent to the existing facilities. This building is situated on 3 acres and houses 2 additional sound stages.

In addition to the expansion in Los Angeles, SBI plans to develop an 80,000 square foot building located on 17 acres in Birmingham, Alabama. The property is strategically located in the center of the Southeast between Birmingham, Alabama and Atlanta, Georgia, with 12 million people living within 100 miles of the property. A former amusement center, the facility will be renovated into a sound stage to be used for Internet related programming and eventually television and movie production. The facility now is being remodeled for use for auto auctions and an antique appraisal show, both to be broadcast via the Web. In the near future the Company will make it possible for its webcast audiences to bid on an array of products in addition to the autos and antiques. A restaurant and lounge facility will also be included in the new operation. The Company has hired an experienced team to manage this operation. This new entity is expected to produce gross revenue of approximately $2 million in the first year.

Motion Picture Division
-----------------------
  VEI's motion picture division is focused on creating mainstream motion pictures and made-for-television movies with worldwide commercial appeal in a low-risk, cost-efficient manner. The Company's long-term objective is to build asset value by creating a library of wholly owned films whose distribution rights will be exploited in all markets and all media.

  The Company's production activity will concentrate primarily on theatrical films in the under $5 million budget range. Foreign pre-sales and distribution-driven "negative pick-up" deals often allow films in this budget range to be wholly or largely recouped prior to the start of principal photography. The motion picture division will also focus on acquiring finished film properties in an ongoing effort to build a library of content assets.


Television and Distribution Division
-------------------------------------
  The rise of co-productions and specialty programming for many foreign and cable markets continues to drive significant growth in television content production. The Television & Distribution division, like the Motion Picture Division, will endeavor to retain ownership of its developed products in order to build the asset library of its content based divisions:

  VEI has a small library of wholly owned television content that is ready for worldwide distribution, and several major series in advanced stages of development. These include:

  PCH - Combining the sex appeal and glamour of Bay Watch with the intrigue and drama of Melrose Place, PCH is a completed two-hour pilot which is ready to go into production as a prime time television series. The pilot stars Jack Scalia, Sally Kellerman, Denise Richards, Elliot Gould and Casper VanDien, and revolves around the wealthy denizens of a Southern California beachfront restaurant/cabaret. PCH will appeal to viewers worldwide with its character-based drama dressed in hip fashion and cinematic style. Current developments for PCH include:

                       12 overseas distributors have expressed interest in
                    committing a total of approximately $400,000 per episode in co-production funding in exchange for the rights to distribute the series in their respective territories. These pre-sale commitments will cover 70% of the series' total production cost, while leaving 65% of the world revenue pie still available to VEI.


                       Foreign distribution of the television series has been
                    secured with Daro Film Distribution.


                       The two-hour television pilot has been licensed for
                    broadcast and U.S. home video distribution by Spartan Home Entertainment, LLC.

  Frankie Avalon's Let's Do It Again- This television special/series will feature Frankie Avalon and appearances by many guest stars. This show is a retrospective of the music, fashion and entertainment of the latter half of this century. The show will feature live guests, from movie stars to musicians, performing their top hits and talking about milestones in their careers. CBS and Paramount have expressed interest in doing a show with this format.

  Fuhgedabowdit - This situation comedy is set around a New York crime family boss who is stepping down to pursue his lifelong dream, which is to sing. He has to choose between his three children as to who will take over the "family business". The eldest boy is a cross dresser who owns a flower shop and has no interest in the "business". The youngest boy is a Harvard MBA graduate and wants to pursue a career as a CEO and CFO of an Internet company. The only child willing and able to take over is the beautiful daughter. Fugedabowdit was launched in France at MIPCOM in October 2000, the international television buyers' convention. Following MIPCOM, the series will be presented at NAPTE in January 2001, the U.S. television buyers' convention. Initial interest from buyers has been positive.

New Media Division
-------------------
  Truster - In 1998 VEI licensed the exclusive rights to distribute a breakthrough software product that has the potential to fundamentally change the way people interact and do business. Truster is an inexpensive, easy to use new Windows-based software program that was designed to catch liars in the act. Using an ordinary PC hooked up to a microphone or a telephone line, Truster's sophisticated algorithms process live or recorded voice signals to detect subtle clues that reveal when a person may be lying.

  Originally developed by the Israeli military to interrogate suspected terrorists at border check points, the product is now being made commercially available by VEI's New Media Division, a licensee with exclusive rights to sell the Truster software throughout North America. The program is distributed on CD-ROM and retails for $179. Through its ambitious efforts in recent months, VEI has set the stage for a major launch of the Truster program in 2000. In addition to establishing a substantial retail, Internet and direct marketing presence for the software, the Company has also prepared an unprecedented level of media support for the launch; all of which will make Truster not only a universally recognized product but also a bona fide cultural phenomenon. Accomplishments to date include:

                     Secured agreements with Ingram Micro, one of the largest
                    packaged software distributors in the world, to place Truster on the shelves of more than 5,000 retail outlets. Retailers interested in carrying the program include CompUSA, Staples, Office Max, Circuit City, Best Buy, Future Shops and Fry's Electronics.


                     In association with Twentieth Century Fox Television, VEI
                    produced two pilots at a cost of over $1 million for a daily television entertainment series called Truster, which prominently features the Truster software. The show, which is hosted by veteran broadcaster Nancy Glass, is a "Jerry Springer/Judge Judy" style talk show which uses Truster's lie-detection technology to settle disputes between on-air guests. Fox is evaluating plans to roll-out the show nationally in 2001.

              VEI has produced 2-3 hour radio specials that have been broadcast in over 150 of the largest markets across America, that utilize and promote the Truster program.


              The Truster program won the "Invention of the Year" award at the prestigious 1998 Invention Convention.


               VEI established a World Wide Web site with links to Web software retailers in order to drive on-line sales and e-commerce
                    opportunities.

               VEI arranged for 18 major software "e-tailing" web sites-
            including Egghead.com, Buy Software, Value America and Compsource-to promote and sell the Truster software program, with Ingram Micro handling fulfillment.


               Home Shopping Network has aired the Truster and the product was well received. HSN is looking to reschedule more Truster segments in 2000.

  Sports Fan Clubs - Moving forward with VEI's plans to exploit the opportunities on the Internet, the Company has launched its Sports Fan Club web sites. Beginning with the signing of NBA stars such as Nick Van Exel, Antonio McDyess, Derek Fisher, Sam Cassell and many other top stars, VEI has created the opportunity to profit from these sites through fan club memberships and authentic merchandise sales. VEI is hosting an NBA Allstar Bash after the 2000 NBA All-star game. This event will kick off the VEI Sport Division. Many athletes from all major sporting venues are scheduled to attend this event which will facilitate the expansion of this division.

  Satellite Bingo - In an effort to expand the Company's Internet presence, VEI plans to take advantage of the growing bingo market. Statistics estimate the U.S. charitable bingo market currently totals approximately $7 billion in annual receipts. It is estimated that over 60 million people participate in the game of bingo and there are over 65,000 bingo operations (primarily by charitable organizations). The Company will secure a small portion of this market which is being estimated at $20 million gross annually. The bingo games will be broadcast over the Internet at the web address "Frontier Palace.com" and on television and cable. They will be broadcast on a barter basis via satellite to participating cable and television stations under the banner "Satellite Bingo". This sponsor supported bingo program will have 12, 30-second spots.

Future Divisions
-----------------
  In addition to the above-mentioned operating divisions, management also contemplates the possibility of diversifying and launching new functional divisions in the future if the opportunity and need arise. These divisions would include:


              Record and Publishing Division - In developments similar to those in the theatrical film business, recent consolidation of the record industry has diminished the opportunities for artists seeking independent recording contracts. Industry growth trends are normally cyclical in nature, and management believes that increased global distribution opportunities and Internet-driven marketing of music will accelerate in the coming years. While the major record companies continue to focus on North American and major market hit-driven properties, the opportunity to develop more niche-oriented record production and distribution will continue to develop.

             New Media Division Diversification - The exponential growth of the Internet has been well documented in recent years. Internet advertising alone has grown from its 1997 level of $500 million to over $5 billion in 2000. Many financial analysts view this medium as the most important information and entertainment delivery platform for the next century. VEI will leverage the experience of several members of its management team to help the studio combine reputable talent in the entertainment industry with the technological and content opportunities this new arena can offer.


            Merchandising Division - Attractive opportunities exist for the cross-promotion, product placement and merchandising of product and clothing lines in filmed entertainment content.  Management will leverage all properties with independent vendor based companies to create a synergistic approach to cross promoting all
          aspects of VEI's business.   It has become common ground for
          studios today to create off-shoot retail merchandising profit centers geared directly around library content.


Risk Factors
-------------
Competition - Ease of Entry

Competition in the entertainment industry is extremely fragmented and diverse, with low barriers to entry. The industry is intensely competitive with respect to product quality, access to key talent and material, and access to channels of distribution. In addition, there are many well-established entertainment competitors with substantially greater financial and other resources than VEI and with substantially longer operating histories than VEI.


Risks Associated with the Motion Picture  Projects

Film entertainment businesses are often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, the cost and availability of labor, purchasing power, and cyclical changes in the relative bargaining power of creative talent. Individual projects are subject to risks in their development, production, completion, and commercial viability. As a result of such fluctuations, there can be no assurance that VEI will be profitable in the future, or that, if profitability is achieved, it will be sustained.

A reduction in demand for the studio facilities caused by a recent trend to produce films outside the US may adversely affect VEI results of operations.

A recent trend towards content production in foreign countries such as Canada as a result of lower production costs and more lenient labor laws in such countries may reduce the demand for studio facilities in Los Angeles and the United States generally. Such decreased demand could diminish VEI's revenues, threaten VEI's sustained profitability in the future and have a material adverse effect on VEI's business and results of operations.

The revenues depend on a limited number of film producers.

VEI results of operations in any given period depend to a significant degree upon revenues from a small number of film producers who rent the studios.
In addition, few film producers are contractually obligated to lease the 8 existing studios. VEI's failure to rent a sufficient number of film producers or to increase the number of film producers during a particular period could adversely affect its results of operations.

VEI's success depends on its ability to retain Vince Vellardita and other key personnel.

The entertainment industry background of Vince Vellardita, president and chief executive officer of VEI, is critical to VEI's success. Mr. Vellardita's experience and his industry connections are key factors in forming the cooperative ventures and strategic alliances that insure the availability of variety and high quality content. The loss of his services would have a detrimental impact on VEI's business. VEI's success also depends on its ability to hire and retain other qualified employees. VEI may not be able to locate and hire those employees because of intense competition in the entertainment industry for personnel with the requisite skills.

VEI's ability to meet its working capital needs will be significantly limited if it cannot obtain additional financing.

To meet VEI's anticipated working capital and capital expenditure requirements for the foreseeable future, VEI will need substantial capital,
which it may not be able to obtain.   The amount of the current cash
reserves, and proceeds from current operations should be sufficient to meet VEI's requirements for the foreseeable future. If, however, VEI's capital requirements or cash flow vary materially from its current projections, or if unforeseen circumstances occur, VEI may require additional financing sooner than it anticipates. Additional financing may not be available on terms favorable to VEI, or at all. If adequate funds are not available, or are not available on acceptable terms, VEI's ability to meet its working capital needs will be significantly limited, which would adversely affect its business.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTSON
ACCOUNTING AND FINANCIAL DISCLOSURE

  VEI has had only one independent auditing firm, which is the certified public accounting firm of Jay J. Shapiro, C.P.A., a professional corporation, in Encino, California. There were no disagreements with the accountant on accounting and financial disclosure matters.

  The audited balance sheet of VEI as of December 31, 1999, and December 31, 1998, and the related statements of operations and cash flows for each of the years then ended are included in this Information Statement.


PRO FORMA SELECTED FINANCIAL DATA (UNAUDITED)
--------------------------------------------
In October 2000, SBI entered into an agreement to issue 75,709,965 shares of Common Stock to acquire 100% ownership VEI. This transaction will be treated as a reverse acquisition merger for accounting purposes. If the transaction had taken place as of January 1, 2000, the Company's pro forma consolidated net assets would have been $10,000,000 and the shares outstanding 88,034,843.

The September 30, 2000 pro forma selected financial data was derived from the unaudited consolidated financial statements of SBI and VEI. This interim period data does not included all disclosures provided in the annual audited financial statements or all disclosures required by generally accepted accounting principles. This unaudited financial data should be read in conjunction with the audited financial statements and the footnotes thereto contained in the Form 10-KSB for the year ended December 31, 1999 of SBI as filed with the Securities and Exchange Commission and attached hereto, as well as the audited financial statement for the year ended December 31, 1999 of VEI, also included herein.

In the opinion of the Company, the accompanying pro forma selected financial data contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. In August 2000 SBI effected a 2 for 1 split of its Common Stock. The financial data in these statements reflects the post-split basis.


         PRO FORMA BALANCE SHEET
               (UNAUDITED)
           September 30, 2000


                             SBI          VEI, LLC  Eliminations  Combined

  Current Assets          $  44,541        $343,317             $387,858

  Property & Equipment   4,0150,000      11,747,867           15,762,867

  Other Assets               20,500         153,293              153,793

  Current Liabilities     2,551,181         311,355  (20,000)* 2,842,536
  Long-Term Liabilitie    s   -           5,878,744  (20,000)* 5,878,744

  Stockholders/Partners ------------     ---------- ---------  ----------
  Equity                  1,528,860       6,054,378            7,583,238


* Non-interest bearing advance due on demand




                   PRO FORMA INCOME STATEMENT
                           (UNAUDITED)
                           Nine Months Ended September 30, 2000


           SBI Communications,
                     Inc.  Valencia Entertainment
                            International,
                                LLC        Eliminations     Combined
   Revenue            $0      $1,194,282                     1,194,282

  Operating Expenses 391,826   1,151,455                     1,543,281

  Income (Loss) from
  Operations        (391,826)     42,827                      (348,999)

  Interest Expense  (100,000)  (412,496)                      (512,496)

  Net Loss          (491,826)  (369,669)                      (861,495)

  Number of Shares
   Outstanding    12,324,878  75,709,965                    88,034,843

  Net Loss Per Share ($.04)      ($.00)                          (.01)



Management's Discussion and Analysis of Financial Condition and
Results of Operations:

     SBI
    ----
  SBI was originally organized in the State of Utah on September 23, 1983, under the corporate name of Alpine Survival Products, Inc. Its name was subsequently changed to Justin Land and Development, Inc. in October, 1984, and then to Supermin, Inc. on November 20, 1985. On September 29, 1986, Satellite Bingo, Inc. was the surviving corporate entity in a statutory merger with Supermin, Inc., a Utah corporation. In connection with the above merger, the former stockholders of Satellite Bingo, Inc. acquired control of the merged entity and changed the corporate name to Satellite Bingo, Inc. Through shareholder approval dated March 10, 1988, the name was changed to its current name of SBI Communications, Inc. On January 1, 1993, SBI effected a re-incorporation merger to change its state of domicile from Utah to Delaware.

  The Company plans to provide interactive satellite delivered bingo games, game shows and other similar telecommunication gaming products or services to television viewers throughout the United States. The Company has also developed a system that can be integrated into all standard communications channels including the World Wide Web for interactive play throughout the World. The Company is currently developing its web site.

  The sale of the property in Piedmont, Alabama for net proceeds of $3,940,000, pending as of June 30, 2000 has been cancelled. SBI decided to develop the property as an Auto Auction. The Company spent $75,000 for renovation of this property for the Auto Auction in September 2000.

  SBI generated no revenues during its third fiscal quarter ended
September 30, 1999 and 2000. The Company expects to generate revenue upon the successful operation of the Company's Web site and the broadcasting of its interactive programming.

  SBI's general and administrative costs totaled $150,000 during the third quarter of 2000 versus $33,000 in the third quarter of 1999, which represents a 433% increase. Most of the current period's costs were attributable to the development of the Company's web site, which are not fixed expenses. The balance is primarily comprised of professional costs. The end of the first Quarter of 1999 was the last bingo operation of the Piedmont facility for the Company and the Company was inactive after that date. The nine months ended September 30,2000 reflects a $294,000 increase over the 1999 period due to website development cost and professional fees.

  Interest and financing costs totaled $35,000 during the third quarter of 2000 as compared to $40,000 in the comparable 1999 period, and for the nine months ended September 30, 2000, such costs were $100,000 versus $120,000 for 1999.

  SBI did not record any tax expense during the current quarter or comparable 1999 period due to tax loss carry forwards. SBI's tax loss carry-forward balance at the end of fiscal 1999 was in excess of $9 million and, as a result, SBI does not expect to incur any federal income tax liability until this carryforward is depleted by operational profits.

  Net loss for the nine months ended September 30, 2000 was $492,826. Virtually all losses in 2000 are attributable to the development of SBI's web site, the renovation of the Auction Plaza in Piedmont and professional fees.


    VEI
   ----
  VEI is a limited liability company organized in November 1996 under the laws of the State of California for the purpose of operating a studio facility in Valencia, California and the development, financing and production of entertainment content.

  As of September 30, 2000 VEI had current assets of $343,317 and current liabilities of $311,355 for a positive working capital of $31,962. Total assets were $12,244,477 and total liabilities were $6,190,099. For the nine months ended September 30, 2000 VEI had revenue of $1,194,282. All revenue earned during the period was from studio rental. Operating expenses for the period were $1,151,455 with the major components being salaries and related payroll taxes of $302,059, overhead expenses billed back to tenants of $192,809, production costs of $199,618, and depreciation of $102,936. Income before depreciation and interest for the period was $145,763.

  No production revenue was earned for the period. Production revenue was $260,000 and $105,135 for the years ended December 31, 1999 and 1998 respectively. In accordance with generally accepted accounting principles revenue has not been recognized until or unless a distribution contract is entered into. Several contracts are in the final stages of negotiation.

  Interest expense was $412,496 for the nine month period ended September 30, 2000 compared with $292,588 and $298,292 for the years ended December 31, 1999 and 1998 respectively. The mortgage on the facility was refinanced in December 1999 with additional borrowing of approximately $2,700,000. The refinancing and borrowing resulted in a mortgage interest rate increase from 8.6% to 10.0%.

  In July 2000 VEI leased an additional building adjacent to its current facility for $29,000 per month. The building, which was leased as a studio rental property, had not been fully rented as of September 30, 2000. The planned use of the building was two sound stages and office space. One of the two stages was leased out commencing in July 2000 for $13,000 per month. The second sound stage has not been totally built out and is still not rented or leased. The office space was not rented until October 2000. Management's plan is to rent/lease the combined facility for approximately $50,000 per month.

ADDITIONAL  INFORMATION  REGARDING  THE TRANSACTION

Contact  Information:

The  principal  executive  offices  of  SBI   are:

          1239 South Glendale Avenue
          Glendale, CA 91205
          Telephone:  (818)  550-6181
          Contact  Person:  Ronald Foster,
          Chairman of the Board

The  principal executive  offices  of  VEI are:

          26030 Avenue Hall, Studio 5
          Valencia, CA 91355
          Telephone:  (661)  257-8000
          Contact  Person:  Vince Vellardita, CEO

Business  Conducted:
--------------------
  SBI is in the business of providing telecommunications and interactive entertainment to the consumer by broadcasting interactive game shows and creation of internet related entertainment services. The intent of the Company is to identify and commercialize leading edge internet entertainment technologies.

  VEI is a entertainment conglomerate that includes television production, for both network and syndicate, motion pictures, sports, internet and real estate holdings. VEI, which has 12 acres and a 120,000 square feet production facility in Valencia California, has been the studio set for such series as JAG produced by Paramount Pictures and Power Rangers produced by Saban Productions. In addition, VEI's facilities include six sound stages that have been operating at full capacity since 1995. Recently, Valencia leased an additional 52,000 square feet of production facility which includes two full service sound stages, for a total of eight sound stages. Valencia's clients include, Warner Bothers, Universal Studios, MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network.

Terms  of  the  Transaction:
-----------------------------
  Pursuant to the terms of the Agreement, (i) VEI will merge with and into SBI's wholly owned subsidiary, VAC, with VEI being the surviving limited liability company and becoming wholly owned subsidiary of SBI, (ii) all of the outstanding shares of capital stock of VAC will be exchanged for all of the outstanding membership interests of VEI, with all of the outstanding VAC shares being cancelled concurrent with the Merger, and (iii) SBI will issue 75,709,965 shares of its authorized but unissued Common Stock to the principals of VEI. After the Merger, the principals of VEI will collectively own a controlling interest in SBI (approximately 86% of the outstanding shares of Common Stock).

  The reason for engaging in the transaction is that the Board of Directors of SBI believes that the business engaged in by VEI has substantial growth potential, will compliment its existing business, and will enhance shareholder value in the future. A majority vote of the outstanding shares is required under the Company's Bylaws and under Delaware law. The
Consenting Stockholders who represent 56.4% of the issued and outstanding shares have approved the transaction and the Actions to be undertaken. There are no other changes in the rights of security holders as a result of this Transaction.

  As a result of the Reorganization, the stockholders of SBI will suffer substantial dilution in their interests in SBI. Following the transaction, the current SBI stockholders will own approximately 14% of the outstanding
Common Stock. Consequently, not only will the SBI stockholders' capital interest in SBI be reduced from 100% to 14%, but their voting power will be similarly reduced. Following the Merger, the current members of VEI will own 86% of the outstanding Common Stock of SBI and will be able to control the Company's affairs, including the election of all members of the Board of Directors.

  The Agreement contains standard representations and warranties and provides for the mutual indemnification of the parties for breaches of such representations and warranties. The accounting treatment of this transaction will be under the requirements of a reverse merger which results in the legal acquirer, SBI, being the accounting acquiree under purchase accounting.


Regulatory  Approvals
-----------------------
  There are no federal or state regulatory requirements that must be complied with in regard to this transaction.

Reports,  Opinions,  Appraisals:

     No reports, opinions or appraisals were obtained in connection with this transaction.

         VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                   FINANCIAL STATEMENTS
               December 31, 1999 and 1998

  CONTENTS OF REPORT

Independent Auditors' Report
Balance sheet
Statements of operations
Statements of cash flows
Notes to financial statements


INDEPENDENT AUDITORS REPORT INDEPENDENT AUDITORS REPORT
-------------------------------------------------------

To the Board of Directors
Valencia Entertainment International, LLC:

We have audited the accompanying balance sheet of Valencia
Entertainment International, LLC as of December 31, 1999, and
December 31, 1998, and the related statements of operations and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

Jay J. Shapiro, C.P.A.
A professional corporation

Encino, California
October 17, 2000

VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                                BALANCE SHEET
                                 December 31

                                            1999               1998
ASSETS                                      ----               ----
------
Cash (Note 6)                            $3,104,134            $8,835
Accounts receivable                         106,812            48,144
Mortgage escrow holdback                    327,900               0




          Total Current Assets            3,538,846            56,979




Fixed assets - net (Notes 2 and 3)       11,260,154        11,355,999
Production costs                             28,000             6,170
Prepaid loan fees                           111,668               0
                                        -----------        -------------

         Total Assets                    $14,938,668      $11,419,148


LIABILITIES AND EQUITY
----------------------
Accounts payable                            $114,181         $51,929
Loans payable                                 75,000          55,000
Mortgage payable - current portion (Note 3)   83,536         126,928
                                           -----------    ------------
         Total Current Liabilities           272,717         233,857

Mortgage payable (Note 3)                  5,916,464       2,786,670
                                           -----------    ------------
          Total Liabilities                6,189,181       3,020,527

Commitments (Note 5)

Equity:

Capital (Note 2, 4 and 6)                  8,029,846       8,079,846
Accumulated income                           719,641         318,775
                                          -----------      -----------
          Total Equity                     8,749,487       8,398,621
                                         ============     ============

Total Liabilities and Equity             $14,938,668     $11,419,148
-----------------------------
 See accompanying notes to financial statements


VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
        STATEMENTS OF OPERATIONS
         Year ended December 31

                                             1999             1998

Revenue:

        Rental                           $1,214,171       $1,166,983
        Production                          260,000          105,135
                                         -----------     -----------


Total Revenue                             1,474,171        1,272,118
-------------
Costs and Expenses:



        Production                           83,049           63,195
        Selling and promotion                89,017           74,562
        Depreciation                        135,376          133,620
       Administrative and general           473,275          490,363
                                          -----------       ---------

          Total Operating Expenses          780,717          761,740




Operating income                            693,454          510,378

Interest expense                           (292,588)        (298,292)
                                           ----------       ----------
Net income                                 $400,866         $212,086
                                           ==========       ==========
           See accompanying Notes to financial statements

               VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                       STATEMENT OF CASH FLOWS
                       Year ended December 31


                                              1999             1998
Operating Activities:


Net income                                  $400,866         $212,086
Items Not Requiring Cash Outlays:


   Depreciation and amortization             135,376          133,620
                                            ---------        ---------
                                             536,242          345,706
Changes in:

Receivables                                  (58,686)           6,259
Other assets                                 (21,830)          (6,170)
Accounts payable and other accrued expenses   62,272           14,000
Loans payable                                 20,000          (55,000)
                                             -------          --------
                                               1,756          (40,911)
Cash Provided by Operations                  537,998          304,795
                                            =========        =========

Investing Activities:

Acquisition of fixed assets                  (39,534)        (265,051)
                                             --------        ---------
Cash Used by Investing Activities            (39,534)        (265,051)
                                             ========       ==========

Financing Activities:


Principal payments on former mortgage        (52,000)         (49,786)
Repayment of former mortgage              (2,911,165)             0
Proceeds from mortgage refinancing         5,560,000              0
Withdrawal of capital contribution           (50,000)         (55,000)
Cash Provided (Used) by                   -----------        ----------
Financing Activities                       2,546,835         (104,786)
Increase (Decrease) in Cash and           ===========        ==========
Cash Equivalents                           3,045,299          (65,042)
cash and cash equivalents,
beginning of year                              8,835           18,877
                                         -----------        -----------
Cash and cash equivalents, end of year   $3,054,134          $(46,165)
                                         -==========        ===========

Supplemental disclosure of cash flow information:

      Interest paid                        $299,000          $291,000
      Income taxes                             $0                $0
      Capital contribution -
      land and buildings                       $0          $8,114,000


            See accompanying notes to financial statements

  VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
        NOTES TO FINANCIAL STATEMENTS
        December 31, 1999 and 1998


 Note 1:Summary of Significant Accounting Policies
  Following is a summary of the significant accounting policies followed in the preparation of these financial statements, which policies are in accordance with generally accepted accounting principles:

   Nature of Business

  Valencia Entertainment International, LLC (the "Company") is a limited liability corporation organized in November 1996 under the laws of the State of California for the purpose of operating a studio facility in Valencia, California and the development, financing and production for entertainment content.
The Company is managed pursuant to the Amended Operating Agreement dated January 1, 1998 (the "Agreement").

   Use of Estimates
   ----------------
   The preparation of financial statements in conformity with generally accepted; accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure.
   Of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

   Concentration of Credit Risk
   ----------------------------
  Financial instruments that potentially subject the Company to concentrations of risk consist of trade receivables principally arising from monthly leases. Management believes all receivables to be fully collectible.

   Cash Equivalents
   ----------------
  The Company maintains cash and cash equivalents (short-term highly liquid investments with original maturity less than three months) with various financial institutions. From time to time, cash balances may exceed Federal Deposit Insurance corporation insurance limits.


   Fair Value of Financial Instruments
  ------------------------------------
  The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of short and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for similar instruments. None of the financial instruments are held for trading purposes.

   Depreciation
  --------------

  For financial and tax reporting purposes, the Company follows the policy of providing depreciation and amortization on the straight-line and accelerated declining balance methods over the estimated useful lives of the assets, which are as follows:

   Building 39 Years
   Building Improvements 39 Years
   Office Furniture and Equipment 5 to 7 Years

   Amortization of Prepaid Loan Costs
  -----------------------------------

  For financial reporting purposes, costs are amortized on the straight line method over 10 years, the life of the related loan.

   Income Taxes
  --------------

  The Company files it's taxes as a Partnership under the laws of the United States As a Limited Liability Company under the laws of the State of California. In both cases the Partners/Owners of the company report as individuals their share of the income of the Company and individually pay all related income taxes.

 Note 2:Property and Equipment
-------------------------------

  Property and equipment at December 31, consists of the following:


                                1999              1998
                                ----              ----
   Land                      $6,892,292        $6,892,292

   Building                   4,028,785         4,028,785

   Building Improvements      1,062,473         1,025,648

   Office furniture and
   equipment                     24,156            21,450
                             ----------         ---------
        Total                12,007,706        11,968,175

   Less: Accumulated
   Depreciation                (747,552)         (612,176)
                            ------------       -----------
  Net book value            $11,260,154        $11,355,999
                            ============       ===========
   Note 3 Notes Payable

  Following is a summary of the Company's Notes Payable at
  year end.                                                December 31,
                                                      1999          1998
  Promissory note payable to Great-West Life
  Insurance Company due in monthly installments of
  principal and interest of $33,944 at 8.625% per annum.
  The note is secured by a Deed of Trust on the Valencia
  Studio property.  The note was refinanced in
  December 1999.                                                 $2,913,598

  Promissory note payable to First Fidelity Investment
  and Loan due in monthly installments of principal and
  interest of $54,648 at 10.03% per annum.  The rate is
  variable dependent on the 6 month US T-Bill rate.
  The note is secured by a Deed of Trust on the Valencia
  Studio property.  The Note matures December 2000
                                                     $6,000,000

  Various other loans, short-term, 8.00%-9.00%
  interest                                               55,000     75,000
                                                     ----------    --------
  Total                                               6,055,000  2,988,598
  Less: Current maturities                              138,536    201,928

  Notes Payable                                      $5,916,464 $2,786,670
                                                    =========== ===========

  Maturities on the notes are as follows:

  2000                                                 $138,536   $201,928
  2001                                                   92,283  2,786,670
  2002                                                  101,946
  2003                                                  112,622
  2004                                                  124,415
  And thereafter                                      5,485,198
                                                      ---------  ----------
                                                     $6,055,000 $2,988,598
                                                     ========== ==========

   The Company's average short-term weighted interest rate is 9% and 8.5% respectively, for 1999 and 1998.

  Note 4 Partners' Capital
         -----------------
  In January 1997 Magic Movie Studios of Valencia, LLC, a
California partnership, contributed property including land and buildings with a net book value of $11,370,412 to the Company. The land and buildings contributed were subject to a Deed of Trust with an unpaid balance of $3,256,566. The capital accounts of the individual partners were credited for $8,114,000 and the Agreement recognizes their 50% ownership of the Company.

  Note 5: Commitments
          -----------

  In May 2000 the Company leased additional facilities adjacent to it's current location. The lease has a term of five years. Initial monthly base rent is $29,000 with annual increases until 2004 when base rent will be $34,585.

  Note 6: Subsequent Events
          -----------------
   a.The Company distributed $2,000,000 cash to an affiliate, Magic Movie Studios of Valencia, LLC, on January 11, 2000. Such distribution reduces the respective ownership interest in the Company.

   b.A lease was executed on May 11, 2000 for approximately
52,000 square feet of additional facility space.

   c.In August 2000, the Company entered into a letter of intent with SBI Communications, Inc. a publicly-traded Delaware corporation (SBI), to be acquired for 86% of all the outstanding stock of SBI. This transaction will be treated for accounting purposes as a reverse acquisition merger. If this transaction took place on January 1, 1999 and a corporate tax provision were appropriately recognized,the 1999 pro-forma net income would be $261,000 and the pro-forma net income per share would be $.02 per share.

               Securities and Exchange Commission
                       Washington, D.C., 20549

                             FORM 10-KSB
Annual Report Pursuant To Sections 13 Or 15 (D) Of The Securities
Exchange Act Of 1934
            For the Fiscal Year Ended December 31, 1999
Filed Pursuant To Sections 13 Or 15(D) Of The Securities Exchange Act of 1934

       Securities and Exchange Commission File Number O-28416

==============================================================================

                     SBI Communications, Inc.
     (Name of small business issuer specified in its charter)
===============================================================================
         Delaware                                    58-1700840
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)

  1239 South Glendale Avenue                          [818] 550-6181
    Glendale, California          91205           ISSUER'S telephone number
   (Address of Principal
    Executive Offices)          (Zip Code)
=============================================================================
      Securities registered pursuant to Section 12(b) of the Act: None Securities to be registered pursuant to Section 12(g) of the Act:
      Common Stock, Par value $0.001 - Preferred Stock, Par Value $5.00
                           (Title of Class)
Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange
Act of 1934 during the preceding 12 months (or  for such shorter period that the Registrant was required to file such reports), and (2) has been
subject to such filing requirement for the past 90 days.     YES X  NO __
Indicate by check mark if disclosure of delinquent filers pursuant to Item
405 of Regulation S-B is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definite proxy or information statements incorporation by reference in Part III of this Form 10-KSB or
any amendment to this Form 10-KSB.          YES X   NO __
Registrant's revenues for its most current fiscal year:    $        0.00
Aggregate market value of the voting stock held by
non-affiliates as of March  30, 2000:                      $1,893,949.20
Number of common shares outstanding as of latest
practical date at $.001 par value:                             5,570,439
Documents Incorporated By Reference:  None
Location of Exhibit Index: The index of exhibits is contained in part IV herein on page number 49.
 Transitional Small Business Disclosure Format:     Yes ____ No _X_
=============================================================================
                       Dated March 30, 2000
______________________________________________________________________________

                        Table of Contents
Item      Page
Number    Number    Item Caption
------    ------    ------------
Part I
------

Item 1.   3    Description of Business
Item 2.   15   Description of Properties
Item 3.   16   Legal Proceedings.
Item 4.   16   Submission of Matters to a Vote of Security Holders

Part II
-------

Item 5.   16   Market Price of and Dividends on the Registrant's Common

                  Equity and other  Shareholder Matters
Item 6.   22   Management's Discussion and Analysis or Plan of
Operation

Item 7.   25    Financial Statements and Summary Financial Data
Item 8    33    Changes in and Disagreements with Accountants on
                Accounting and Financial  Disclosure

Part III
--------

Item 9    34    Directors, Executive Officers, Promoters and Control
                Persons
Item 10.  42    Executive Compensation
Item 11.  44    Security Ownership of Certain Beneficial Owners and
                Management
Item 12.  45    Certain Relationships and Related Transactions

Part IV
-------

Item 13.  45   Exhibits, Financial Statement Schedules, and Reports on
Form
                  8-K

Signatures  49
----------

                             Part I
                             ------
Statements contained in this Annual Report on Form 10-KSB that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act Of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from estimated results. Certain of such risks and uncertainties are detailed in filings with the Securities and Exchange Commission and the Company's in Item 1 "BUSINESS" and Item 6 MANAGEMENT'S DISCUSSION AND DESCRIPTION OR PLAN OF OPERATION" below.

     Item I.         Description of Business
     ------          -----------------------
General
------

SBI Communications, Inc., a publicly held Delaware corporation (the
"Company"), was originally organized in the State of Utah on September
23, 1983, under the corporate name Alpine Survival Products, Inc. Its name was changed to Justin Land and Development, Inc., during October of 1984, and to Supermin, Inc., on November 20, 1985.

The Company was originally formed to engage in the acquisition of any speculative investment or business opportunity without restriction as to type or classification. On September 29, 1986, Supermin, Inc., concluded a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1954, as amended, pursuant to which it exchanged 200,000 shares of its common stock, $.001 par value (all shares numbers, unless otherwise stated, adjusted to reflect a one for 20 reverse stock split) for all of the capital stock of Satellite Bingo, Inc., a Georgia corporation organized on January 10, 1986, and the originator of the Company's current business (the "SBI Subsidiary").
In conjunction with such reorganization, the former stockholders of the SBI Subsidiary, acquired control of the Company and the Company changed its name to Satellite Bingo, Inc. On March 10, 1988, the Company changed its name to SBI Communications, Inc., its current name, and on January
28, 1993, the Company reincorporated into Delaware through a statutory merger with a wholly owned Delaware subsidiary in exemption from registration requirements of Section 5 of the Securities Act of 1933, as amended, provided by Rule 145(a)(2) promulgated thereunder.

The Company has four subsidiaries, Frontier Palace.Com, SBI
Communications, Inc., an Nevada corporation; Satellite Bingo, Inc., a Georgia corporation and SBI Communications, Inc., a Alabama corporation. Unless the context requires otherwise, the term "Company" includes SBI Communications, Inc., a publicly held Delaware corporation, and, its subsidiaries, predecessors and affiliates whose operations or assets have been taken over by SBI Communications, Inc., a publicly held
Delaware corporation.

Business Overview
-------------------
SBI Communications, Inc. (The "Company" or SBI), owned a bingo facility and leased this facility and equipment to charities, for fund raising projects, under a licences to operate and conduct bingo.
Due to the fact that the charity was not able to pay the agreed rental payment. This operation ceased in January of 1998 and the company did not renew the charity lease. The Company has since place the facility for sale and has a purchase agreement in place to close on April 30, 2000.

The Company moved its corporate offices to Glendale, California and change its direction and focus to the broadcasting of interactive game shows and creationof Internet entertainment and related services. The intent of the company is to identify and commercialize leading edge Internet entertainment technologies and make available to it's Frontier Palace.Com membership base throughout the world.

The Company?s wholly owned subsidiary Frontier Palace.Com, is a high tech Internet website that will provide an interactive communicative infrastructure of international chat, e-commerce, entertainment, 24/7 Satellite Bingo with cash prizes for your chance to win up to $1,000,000.00 with guarantee prizewinners, trade & barter, shopping cart, web-casting of special events, classified ads, newsletters, players club and other service available for its members.

Current Operations
------------------

Alabama Facility
----------------

The Company owns a facility in Piedmont, Alabama which is leased to businesses for their operations in Piedmont, Alabama. The company has in place a purchase agreement for this facility from The Brindlee Mountain Castle Corporation for $6,000,000.

The company had considered renovation to turn the Piedmont facility into a E-Mall for store front, hosting of web sites and fulfillment for home base Internet business that have need for this service and facility as their business grows. Also, considering a retail or entertainment facility. This is needed in Piedmont and would be well received by the City and local community.

California
----------

The Company web site is located in Glendale, California at the company's production facility. The company has moved it's offices to Glendale, California October of 1999.

Expansion Plans
---------------

The Company continuously reviews industry developments and regulations for potential expansion opportunities. As a public company, the Company benefits from operating in highly regulated markets which levels the competitive playing field.

It is imperative that the Company continue to grow its operational revenues. The Company has made a significant investment in assembling its management team and operational infrastructure. This investment cost is now relatively fixed, however, and the Company has the potential to significantly leverage its profitability through incremental revenue increases. The Company will therefore continue to employ an aggressive yet methodical growth strategy. It intends to make strategic expansions in markets with: i) accommodating regulations; ii) favorable demographics; iii) successful operations management; and iv) customer acceptance and patronization.

The Company intends to grow through both acquisitions and developments. it uses extensive review procedures to evaluate expansion opportunities, including market studies, legal evaluations, financial analyzes and operational reviews. The Company determines development budgets and acquisition prices based on the proposed investment's expected financial performance, competitive market position, risk profile and overall strategic fit within the Company's operational plans. Acquisition terms typically include cash payments, issuance of Company securities and seller-financed notes. Consulting and non-competition agreements may also be included.

The development of telecommunications, the emergence of new technology and the international nature of the Internet has created opportunities to develop new, efficient and secure ways to deliver entertainment to customers. As one of the companies that plans to employ these new technologies on the Internet, SBI intends to capitalize on its expertise in the analyzing of consumer data and information to become a world leader of online entertainment.

 Products or Services and Their Markets
 --------------------------------------

1. Broadcast And Internet
-------------------------

The Company has experience in the interactive communications and entertainment fields which brings together elements of the "information superhighway." It has created and broadcast interactive national television programs using state-of-the-art computer technology, proprietary software programs, satellite communications, and advanced telecommunications systems.

The Company's management believes that its experience in developing and delivering interactive television programs, as well as its ownership of proprietary systems and software, provide an advantage in its ability to launch new entertainment and information programs based on comparable resources.

A.Globalot Bingo & Satellite Bingo
----------------------------------

Introduction
------------

Globalot Bingo and Satellite Bingo are proprietary interactive Bingo games which were broadcast by the Company in the past via satellite to participating cable and television stations. The Company plans to resume expanded broadcasts in the near future/

The use of telephones for game card distribution makes it possible for home viewers to also participate in the Company's broadcast programs.
The Globalot Bingo program was designed to provide larger jackpots than participating operations could individually pay, permitting participating cable and broadcast stations to attract larger viewing audiences, increase profits and attract commercial sponsors. The company's plans to enter into a license agreement with a major Spanish Network to broadcast its interactive programming.

Operation
---------

In order to play the game each player must be playing a different card or cards. Globalot Bingo has developed a "Super Jackpot Bingo" computer program that can generate a series of one billion individual cards without duplication. Each card is unique and all cards are serially numbered to preclude anyone from submitting a fraudulent cards and/or counterfeiting.

Globalot Bingo cards may be obtained by telephone until a specified time. At that point the Company provides the serial number of cards obtained for that night's game to its central processing office.

In order to encourage participation and to develop a broad playing audience, Globalot Bingo developed a special Million Dollar Globalot game, designed to air each Saturday evening at 11:00 p.m. (eastern time). When broadcasts resume, the game will pay the first person who attains Bingo each broadcast night an advertised cash prize. The prizes will involve a chance to win $1,000,000 by being the first participant to cover the correct 8 numbers in 16 calls (the term call referring to the first 16 numbers selected in the game) or less (the "Quick Pick 8" game) or, guaranteed second prizes of $25,000. If there is no winner in the $1,000,000 game, the Company will pay the first person to cover the shaded area or complete the Quick Pick 8 game $5,000. In the event of a Quick Pick 8 winner, each winner will be transported to the studios where a monthly web cast of a wheel game which will provide each winner the opportunity to spin for a cash prize up to one million dollars. All prizes over $100,000. will be paid by a twenty year annuity. In addition to the Quick Pick 8 game, the Company will award a $20,000.00 dollar grand prize to the first person covering an entire card. Cards obtained to play the Company's 24 hour program will be good for the entire week, including the Saturday Million
Dollar Globalot Bingo game. As additional players participate, the Company plans to increase the grand prize to $50,000.

When the televised game begins, each number being called on the televised show is also recorded by the master computer. The computer system, by monitoring all of the cards in play, is able to determine when a Bingo has occurred and provide the location of the winning card holder. The viewing audience is immediately shown the image of the winning card.

All games are called at the rate of approximately one Bingo number every 12-15 seconds in order to allow players to play multiple cards. If it is determined that, based on the cards in play, the call is too fast or too slow, an adjustment is made.

The national winner will be called during the broadcast by the program's host, or, may call the Globalot Bingo 800 number shown on the program. Upon contact, the winner will provide the Company's staff with his or her serial number and other necessary identification, including name and address.The winner is then instructed on how to claim the prize.

If for reasons beyond the control of Globalot Bingo the regular telecast and game cannot be broadcast, all prize moneys announced for that week will be added to the jackpot for the next succeeding game. All elements of the broadcast game are being conducted on the Company web site at frontierpalace.com/Satellite Bingo..

Technology
----------

The Company will use proprietary technologies that enable viewers at home to participate in Bingo games televised live in specific English speaking and Hispanic markets in the US and Worldwide (local laws permitting). Globalot Bingo has a special telephone number, 800-729-BINGO
(2464), which is an access code to gain entry into long distance network.
Upon dialing the number a caller hears a 45 second message disclosing who the caller has reached,providing information about Globalot Bingo, the caller's options and how to receive Globalot Bingo playing cards by telephone (including the cost and method of billing). A caller must have a prepaid calling card in order to obtain free Satellite Bingo playing cards via the phone, which must be purchased from the Company. The prepaid calling card also permits the purchaser to make long distance telephone calls at savings of up to 70% from regular long distance rates and will provide access to other services which the Company plans to make available in the future.

In the event the caller, (who must be 18 or over), wishes to proceed after the 45 second announcement he or she must activate the system. Upon activation by the caller, the call is automatically switched to the Globalot Bingo card distribution center, and charges for the call begin. The time necessary toreceive three Globalot Bingo playing cards by telephone is eight minutes and the caller is charged $8.00 or $1.00 per minute. The charge for the call is deducted from the caller's prepaid calling card. The prepaid calling card may be obtained from the Tele-communications switch via credit cards or by sending in payment to the Company.

Interactive players will also be able to obtain a strip of three cards free of any charge by sending a stamped, self addressed envelope to the Company.

The Company has established a winners hot-line that will allow card holders to obtain information concerning winning cards. This will allow players to play and win even if they didn't have an opportunity to see the show.

The Company also has the ability to receive long distance calls from 65 countries for Globalot Bingo playing cards, provided in the same manner as domestic callers except that service is provided in the predominant language used in the originating country. The cost for such calls will differ depending on the country of origin. The Company receives a portion of each call paid, payment being different in each originating country. International callers can obtain play information over the Internet.

The Company's software and communications technology eliminates the need and minimizes the expense related to the printing and distribution of Bingo cards by permitting viewers to receive up to four "cards" (numbers) by phone; and, allows its telephone switching network to handle thousands of calls simultaneously, permitting optimum viewer participation in each game.
The use of these technologies also eliminates the need for live operators.

The Company's production offices and computer center are located at 1239 South Glendale Avenue, Glendale, California 91205. Its phone number is 1-818-550-6181.

Company's Income
----------------

The Company's income will be based on the difference between the telephone charges paid by players and the negotiated cost charged to by the participating long distance company. The long distance charges will appear on each caller's prepaid calling card, eliminating collection functions. Since no live operators are employed in recording and processing the calls and awards, the only expensesare related to the prizes offered, production and telecast of the Bingo game and administrative costs. Additional revenues are from a advertising, marketing for third parties, Internet and memberships. We intend to seek to generate revenues by selling advertising on our web site and entering into arrangements with sponsor to post links to their web sites. In order to accomplish this goal our games must attract a sufficient number of visitors and participants to our web site.

Internet
-------

The Company URL?s are located at http://www.sbicommunications.com, http://www.globalot.com, http://www.sbid.net,http://www.bingonut.com, http://www.wnet1.com, http://www.sbicom.com, http://www.bingo2k.com, and the company web site is at http://www.frontierpalace.com. Shopping, travel, bingo games and other items will be available for the consumer second quarter-2000. A club membership will be required, and membership fee will be $19.95 per month. To gain access to the site and take advantage of services and games available you must be a member. All bingo games are free with no purchase necessary and anyone may acquire free game cards by sending the Company a request and a self addressed, stamped, envelope
(SASE). Satellite Bingo games will be played 24 hours 7 days a week. Members may play all games available. Upon winning, the player will be sent an e-mail disclosing the game number, amount of winnings and be featured in the winners circle.

IMPACT OF THE YEAR 2000

The year 2000 risk is the result of computers being written using two digits rather than four digits to define the applicable year. Computer programs that have sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. As a result, computer systems and/or software used by many companies and government agencies may need to be upgraded to comply with year 2000 requirements or risk systems or miscalculations causing disruptions of normal business activities.

STATE OF READINESS

Based on as internal assessment, SBI believes that its software programs, both those development internally and purchased from material outside vendors, are year 2000 compliant or will be by December 31st 1999.
SBI began assessing its state of year 2000 readiness during September 1998. This included reviewing the year 2000 compliance of the following:

       SBI internally developed proprietary software incorporated in the SBI broadcast bingo and Internet programs;

       Third-party software vendors; SBI will continue to require its vendors of material hardware and softwareto provide assurances of their year 2000 compliance.

COSTS

To date, SBI has incurred approximately $30,000.00 of costs in identifying andevaluating year 2000 compliance issues. Most of SBI expenses have related to. And expected to continue ro relate to the operating costs associated with timespent by employees in the evaluation year 2000 compliance matters. At this time, SBI does not possess the information necessary to estimate the potential costs of future revision to software relating to the SBI programs should revision by required of the replacement of third-party software, hardware of services, if any, that are determined to not be year 2000 compliant.
Although SBI believes that its software programs, both development internally and purchased from outside vendors are either already year 2000 compliant or will be by December 31st, 1999,. Failure to identify non year 2000 compliant software could have amaterial and adverse effect on SBI's business, results of operations and financial condition.

RISKS

SBI is not currently aware of any significant year 2000 compliance problems relating to the broadcast or Internet or other software systems that would material and adverse effect on business, results of operations and financial condition.

Competition

 1.  Broadcast
 -------------

Interactive Technology
----------------------

A number of important trends support management's belief that the Company is re-entering the interactive television programming market at the right time with the right products. As the phenomenon known as the "Information Superhighway" continues to shape the way people communicate with one another, receive information and facilitate transactions, a number of events are beginning to occur. Numerous books and recent articles indicate that people are becoming more comfortable with services and entertainment offered in the privacy of their ownhome through their telephones or personal computers.The data highway also known as the National Information Infrastructure (NII), is helping facilitate this trend by linking homes, offices and entertainment sources into one big network.

The data highway and its ability to reach millions of consumers is providing unprecedented opportunities for manufacturers and marketers of products and services. These companies are being challenged to find ways to use advancedtechnology, like interactive technology, to make it easy for consumers to find out about and purchase their products and services.

Popular examples of interactive technology in the consumer market include on-line computer services (like AOL, AT&T, Prodigy and CompuServe), voice automated telephone services (like consumer banking and financial services), and at-home television shopping services (like the Home Shopping Network). The success of these have convinced management that interactive television programming like that being offered will be well received by a public that continues to accept more and more interactive technology into their daily lives.

The Bingo Industry
-----------------------------

The interjection is so familiar one would think it originated with the eponymous game of chance. Yet bingo is derived from an Italian lottery game, Lo Giuoco del Lotto d'Italia, one initiated in 1530 and still held every Saturday in Italy. "Le Lotto" migrated to France in the late 1700s in a form similar to the bingo we know today, with a playing card, tokens and numbers read aloud.
Lotto became educational in the 1800s - in Germany, lottery games were designed to teach children multiplication tables. It grew throughout Europe over the next two centuries. In 1929, a game called "Beano" was played at a carnival near Atlanta, Georgia. The primitive bingo game's tools consisted of dried beans, a rubber number stamp and some cardboard. Edwin Lowe, a New York toysalesman, observed the game where players exclaimed "beano" if they filled a line of numbers on their card. Lowe introduced the game to his friends in New York, where one of his players mistakenly yelled "Bingo!"
in her excitement "Lowe's Bingo" began as a game and Lowe asked competitors to pay him $1 per year to allow them to call their games bingo as well. He later sought the services of an elderly math professor at Columbia University, Carl Leffler, to expand the amount of number combinations.
In 1930 , Professor Leffler devised 6,000 bingo cards with non-repeating number groups. He completed the task successfully, and then went insane. The game of "Bingo" moved to New York, and quickly spread up and down the East Coast. By 1934, an estimated 10,000 bingo games were played every week. In 1998, approximately $7 Billion was spent on active bingo in North America alone.

There are 64,000 charitable bingo centers in North America with over 70,000 organizations licensed to operate bingo. Bingo is the most accepted form of gaming by the public. Approximately 45 states and the District of Columbia have legalized charitable bingo. There are approximately 65 millions people who visit a bingo facility each month and spend an average of $22.00 per visit. Bingo is expected to maintain or possibly increase its market share of total gamingindustry receipts consistent with an aging U.S. population, which has more disposable income and time and enjoys playing bingo more than other age groups.

 Management believes that the past success of the Company's interactive bingo programs are evidence that the game is as popular as ever among people around the world. Recent statistics generated by the United States government seem to strongly support this belief. According to a recent survey of American Gambling Attitudes and Behavior conducted by the United States Commission on the Review of a National Policy Toward Gambling, bingo is the fourth leading "entertainment sport" in the United States, generating some 60,000,000 spectators and/or participants each month. This figure represents 7,300,000 more participants/spectators than Major League Baseball attracts and almost 40,000,000 more participants/spectators than NFL Football and NBA Basketball attracts.

The survey also shows that the game has equal appeal among genders. Approximately 30% of bingo players have an income of $25,000 and over, and bingo players are more likely to use their leisure time by doing indoor activities such as reading books, newspapers and magazines.

As Americans become older as a population and choose to spend more time at home, management believes that interactive television programs like those it plans to offer will increase in popularity. Current statistics indicate that persons 65 and older that play Bingo play the game at least once a week.

These research findings and past experience support management's belief that bingo is as popular as ever and that there is a viable market opportunity for the Company's nationally and internationally interactive broadcast programs

The Company's Competitive Position
----------------------------------

The Company operations are in competition with all aspects of the entertainment industry, both locally, nationally and worldwide.

SBI experiences competition from five market segments:

1)   Traditional game shows;
2)   Internet bingo companies;
3)   Electronic bingo companies;
4)   Web services providers; and
5)   Other entertainment/media companies

Broadcast Bingo
---------------

The Company competes with all broadcast game shows and, more generally, all types of broadcast promotions designed to increase audience share and advertising revenues. Management is not aware of any nationally broadcasted bingo shows. Some locally-originated shows exist in various locations.

Management
believes, without assurance, that it has a competitive edge over other broadcastbingo promotions since Ron Foster originated the concept and has been promoting it since 1984. Management believes that the Company has established a reputation of equitable and complete service to the broadcast and gaming industry.With respect to game shows and other types of broadcast promotion, management believes that the simplicity of the bingo game and its mass audience appeal enables the Company to successfully compete with other game shows.

Other Activities
----------------

The Company is not an established participant in the other areas in which it expects to operate; however, management believes that the fields involve rapidly developing markets which no single entity currently dominates, with great opportunities for entry level participants possessing an understanding of developing technologies. Consequently, although the interactive television fields are highly competitive and include major cable television and telephone companies, management is confident that its endeavors constitute a niche inwhich it can successfully compete.

2. Sources and Availability of Raw Materials and the Names of Principal
-----------------------------------------------------------------------
   Suppliers
   ---------

None of the Company's proposed activities are reliant on raw materials. Rather, they depend on the ability to exploit emerging technologies that are expected to be readily available.

3. Dependence on One or a Few Major Customers
---------------------------------------------

The Company's previous operations were highly reliant on local charities. Its former broadcast operations and contemplated future Internet Web Site operations are not expected to be reliant on any single or small group of customers.

Employees
---------

As of December 31, 1999, the Company had 6 permanent employees, including two officers, four professional staff. The Company also retains the services of property managers who oversee the facility maintenance & grounds in Alabama. No employee of the Company is represented by a labor union or is subject to a collective bargaining agreement.

       Premises

Frontier Palace
376 Highway 278 Bypass - Piedmont, Alabama  36272
Company-owned

Government Regulation

Due to the game show  broadcast and Internet bingo games are free.
These game do not have the elements that comprise a lottery. This being prize, chance and consideration. The consideration is remove by offering the games free. However, the games are considered a sweepstakes and do fall under the government and state regulation for sweepstakes.

Item 2 - Properties
-------------------

The Company owns a facility in Piedmont, Alabama and was purchased by the Company on December 16, 1994, for $6,500,000 and $1,000,000.00
for equipment (paid in 1,500,000 shares of the Company's preferred stock, valued at $5.00 per share) for a total of $7,500,00.00.

The facility is comprised of 80,000 square feet of usable space under roof, and includes a Bingo hall. The Bingo hall, including the personal property owned by the Company and maintained properties therein, has been leased on a month to month basis by the Company to Piedmont Jaycees, Inc. since August 10, 1995 until terminated January 1, 1998. The rental for the building and equipment located therein is $75,000 per month or $7,000 per day, whichever is greater, plus all other defined expenses, excluding insurance, ad valorem taxes, assessments, repairs, upkeep, maintenance and similar expenses. However, the Piedmont Jaycees were not able to pay $75,000.00 per month and the rent was reduce to a minium payment of $25,000.00 through the startup period. However the company was never able to collect the total amount of agreed rent. This lease was cancel and was not renewed in January of 1998.

Furthermore, on April the 28th 1995, before the deed was recorded, the State of Alabama placed a $550,000.00 tax lien on Cranberry-Magnetite for admission taxes, thereby placing a lien on the property. The Company received a warranty deed which reflected no liens. After a legal action by Cranberry-Magentite with the State of Alabama failed in 1998 the Company was force to pay these taxes which total $750,000.00 on behalf of Cranberry-Magnetite. In order to pay this liability the Company borrowed $1,050,000.00 from Haulmark, Inc. Haulmark, Inc. also wanted to have a first mortgage and by paying the first mortgage holder, which was a $250,000.00 loan from National Mortgage Company of Fort Lauderdale, Florida, Haulmark received a first mortgage on the Piedmont property. This pay-off to National Mortgage cost the company an additional $25,000.00 for early payoff of this loan.

Haulmark, Inc. is owned by the principals that previously owned the Frontier Palace facility. In order to recover this payment to the State of Alabama, on behalf of Cranberry-Magnetite, The Company has received payment by Canceling the 1,500,000 shares of preferred stock previously issued for the payment of the facility.

The Company had several Companies that had interest in purchasing the facility but was not able to complete the process for what ever reason. The facility has remained closed until January of 2000. The First Call System has leased part of the facility and will remain when new owner take over the facility in May. The property is being sold to the Brindlee Mountain Castle

Corporation for $6,000,000.00.

The Company's corporate offices are located at 1239 South Glendale
Avenue, Glendale, California, and Production Studio and transmission facilities are obtained from third parties at competitive rates. The premises are comprised of approximately 3,000 square feet for which the Company pays $1,000 per month. The lease is scheduled to expire on December 31, 2000; however the Company is confidant that the lease would be renewed on favorable terms.

Patents, Trademarks, Copyrights, Licenses, Franchises, Concessions,
-----------------------------------------------------------------------------
Royalty Agreements or Labor Contracts, Including Duration
-----------------------------------------------------------------------------

The Company has no patent rights.  It has the following service marks:

Satellite Bingo: International Class 41 (production and distribution of television game shows) granted Registration Number 1,473,709 on January 19, 1988 to Satellite Bingo, Inc. 20 years.

Globalot Bingo:  International Class 41 (production and distribution of television game shows) applied for on September 24, 1993, by SBI Communications, Inc.

Rico Bingo:      International Class 41 (production and distribution of
                 television game shows) applied for on September 24, 1993, by SBI Communications, Inc.

C-Note: International Class 41 (production and distribution of television game shows) applied for on September 24, 1993, by SBI Communications, Inc.

The Company obtained an assignment to a copyrights for "the Works," copyright registrations for Globalot Bingo and derivatives: Number PAU
855-931
(June 10, 1986);  Number Pau 847-876 (March 11, 1986);  Number PAU 788-031
(September 19, 1985); Number PAU 927-410 (November 4, 1986); Number PA 370-721 (February 9,1988); Number PA 516-494 (January 17, 1991); Number PA 533-697
(January 17,1991); from Satellite Bingo, Inc., to SBI Communications, Inc., dated September 14, 1993.

Item 3 - Legal Proceedings
--------------------------

Involvement in Certain Legal Proceedings
----------------------------------------

On April the 28th 1995 the State of Alabama place a tax lien on the previous owner, Cranberry-Magnetite for admission taxes, in the amount of $750,000.00 plus 12% interest. The company received a warranty deed from Cranberry Magnetite. After a legal action by Cranberry Magnetite with the State of Alabama failed in 1998 the company paid this tax liability on behalf of Cranberry Magnetite/Broadway Bottle Gas Corporation. The company has recovered these funds by canceling the previously issued preferred stock.


In April of 1995 two of the employees of the company's subsidiaries
(SBI Communications, Inc. of Alabama) was named as defendants in a legal action in Alabama. This action alleges that the defendant's bingo game which was operate by the charity; 1) comprise a illegal lottery, which violates the state constitution; 2) further comprise that the equipment (a computer) was an illegal gaming device. After appeals to Circuit and State Supreme court failed, the defendants was incarcerated and later place on 24 months probation which ended November 14th 1999. This was a misdemeanor and a first offence for both defendants.

The Company believes that this action was completely without merit and did defend vigorously.

 Item 4 - Submission of Matters to a Vote of Security Holders
 ------------------------------------------------------------

There were no matters submitted to a vote of security holders during the fourth quarter of fiscal 1999. The Company's annual shareholder meeting with voting on proxy issues is on May 30, 2000.

                             PART II

Item 5.     Market Price of and Dividends on the Company's Common
Equity and
-------     ----------------------------------------------------------------
            Related Stockholder Matters
            ---------------------------

Preferred Stock
---------------

All attributes of the currently unissued preferred stock will be determined by the Company's board of directors prior to issuance, as permitted by and subject to the requirements of applicable Delaware law. The currently outstanding preferred stock has a $5.00 per share par value and a $5.00 per share liquidation preference; paying no dividend but convertible into common stock upon demand at a conversion rate equal to $5.00 per share divided by the market value of the common stock at the date of conversion. The preferred stock has no voting rights except as to matters specifically dealing with changes in the attributes of the preferred stock.

Market for Common Equity
------------------------

The Company's stock is traded on the NASDAQ OTC Electronic
Bulletin Board under the symbol of SBID.  The Company currently has
5,570,439 shares of stock outstanding, with 1,500,000 in the public float.
There are approximately 3,240 shareholders of record. For the fiscal year ended December 31st, 1999 the Company reported revenues of $0.00 and a net loss of $**********280,209.00.
   ---------------------

The Common Stock of Company has been traded over-the-counter since 1983. Its trading symbol is "SBID." No established public trading market exists for the Common Stock of Company at this time.

No common equity is subject to options or warrants to purchase or securities convertible into common stock, except for the currently issued 153,000 shares of preferred stock which are convertible into common stock. The Company has re-purchasing 1,500,000 of its preferred shares from the previous owner after paying the State of Alabama $750,000.00 in tax liens that were in place against the previous owner pertaining to the property in Piedmont, Al. These shares were canceled March 31, 2000

No common stock is currently being offered or proposed to be offered which offering could be reasonably expected to have a materially adverse effect on the market price of the Company's common equity; and There are approximately 5,570,439 shares of common stock which will become eligible for sale by December 31, 1999, pursuant to the provisions of Securities and Exchange Commission Rule 144.

The Company has not agreed to register securities for resale under the Securities Act of 1934, as amended, for anyone.

The following table sets forth in United States dollars the high and low
bid quotations for such shares.   Such bid quotations reflect inter-dealer
prices, without retail mark-up, mark-down or commissions, and do not necessarily re-present actual transactions. The source of the following information is the National Daily Quotation System, Inc.'s "Pink Sheets" and the National Ass-ociation of Securities Dealers, Inc.'s NASDAQ Electronic Bulletin Board.


                           Common Stock

       Date                                       Low              High
       ----                                       ---              ----
Fiscal 1998                                    $ 0.1875           $0.375
-----------

Fiscal 1999
-----------

First Quarter                                    $0.25            $0.50
Second Quarter                                   $0.1875          $0.375
Third Quarter                                    $0.02            $0.04
Fourth Quarter                                   $0.02            $0.50
                                  ______

Prices quoted reflect a one share for twenty reverse split effective on February
1, 1993.

 Dividend Policy
 ---------------

The Company has never paid any dividends. it is the present intention of the Company to pay dividends as soon as possible. There can, however, be no assurance that funds for payment of dividends will ever be available, or that even if available, the Company's board of directors then serving will resolve to declare them.

 Market
 ------

The Company's securities are currently quoted on the Nation Association of Securities Dealers, Inc.'s NASDAQ Bulletin Board and on the National Daily Quotation System, Inc.'s "Pink Sheets." The Company expects that its securities will be listed on the National Association of Securities Dealers, Inc.'s automated quotation system ("NASDAQ") within the next 12 months and that they will be traded under its current symbol "SBID".

Section 15(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires brokers and dealers to make risk disclosures to customers before effecting any transactions in "penny stocks". It also directs the Securities and Exchange Commission to adopt rules setting forth additional standards for disclosure of information concerning transactions in penny stocks.

Penny stocks are low-priced, over-the-counter securities that are prone to manipulation because of their price and a lack of reliable market information regarding them. Under Section 3(a)(51)(A) of the Exchange
Act, any equity security is considered to be a "penny stock," unless that security is: i)registered and traded on a national securities exchange meeting specified Securities and Exchange Commission criteria; ii) authorized for quotation on the National Association of Securities Dealers, Inc.'s
(NASD") automated inter-dealer quotation system ("NASDAQ"); iii) issued by a registered investment company; iv) excluded, on the basis of price or the issuer's net tangible assets, from the definition of the term by Securities and exchange Commission rule; or v) excluded from the definition by the Securities and Exchange Commission.

Pursuant to Section 3(a)(51)(B), securities that normally would be considered penny stocks because they are registered on an exchange or authorized for quotation on NASDAQ may be designated as penny stocks by the Securities and Exchange Commission if the securities are traded off the exchange or if transactions in the securities are effected by market makers that are not entering quotations in NASDAQ.

Rule 3a51-1 was adopted by the Securities and Exchange Commission for the purpose of implementing the provisions of Section 3(a)(51). Like
Section 3(a)(51), it defines penny stocks by what they are not. Thus, the rule excludes from the definition of penny stock any equity security that is:

(1) a "reported" security; (2) issued by an investment company registered under the 1940 Act; (3) a put or call option issued by the Options
Clearing Corporation; (4) priced at five dollars or more; (5) subject to last sale reporting; or (6) whose issuer has assets above a specified amount. (Release No. 30608, Part III.A).

Rule 3a51-1(a) excludes from the definition of penny stock any equity security that is a "reported security" as defined in Rule 11Aa3-1(a).
A reported security is any exchange-listed or NASDAQ security for which transaction reports are required to be made on a real-time basis pursuant to an effective transaction reporting plan. Securities listed on the New York Stock Exchange (the "NYSE"), certain regional exchange-listed securities that meet NYSE or Amex criteria, and NASDAQ National Market System ("NMS") securities are not considered penny stocks. (Release No. 30608, Part
III.A.1). Generally, securities listed on the American Stock Exchange
(the "Amex") pursuant to the Amex's original and junior tier or its "Emerging Company Marketplace" listing criteria, are not considered penny stocks. Securities listed on the Amex pursuant to its Emerging Companies Market ("ECM") criteria, however, are considered to be "penny stock" solely for purposes of Exchange Act 15(b)(6). (Release No. 30608, Part III.A.1).

Rule 3a51-1(d) excludes securities that are priced at five dollars or more. Price, in most cases, will be the price at which a security is purchased or sold in a particular transaction, excluding any broker commission, commission equivalent, mark-up, or mark-down. In the absence of a particular transaction, the five dollar price may be based on the inside bid quotation for the security as displayed on a Qualifying Electronic Quotation System (i.e., an automated inter-dealer quotation system as set forth in Exchange Act Section 17B(b)(2)).
"Inside bid quotation" is the highest bid quotation for the security displayed by a market maker in the security on such a system. If there is no inside bid quotation, the average of at least three inter-dealer bid quotations displayed by three or more market makers in the security must meet the five dollar requirement. Broker-dealers may not rely on quotations if they know that the quotations have been entered for the purpose of circumventingthe rule. (Release No. 30608, Part III.A.3.b). An inter-dealer quotation system is defined in Rule 15c2-7(c)(1) as any system of general circulation to brokers and dealers that regularly disseminates quotations of identified brokers or dealers. In the case of a unit composed of one or more securities, the price divided by the number of shares of the unit that are not warrants, options, or rights must be five dollars or more. Furthermore, the exercise price of any warrant, option, or right, or of the conversion price of any convertible security, included in the unit must meet the five dollar requirement. For example: a unit composed of five shares of common stock and five warrants would satisfy the requirements of the rule only if the unit price was twenty-five dollars or more, and the warrant exercise price was five dollars or more. Once the components of the unit begin trading separately on the secondary market, they must each be separately priced at five dollars or more. (Release No. 30608, footnote 66).

Securities that are registered, or approved for registration upon notice of issuance, on a national securities exchange are also excluded from the definition of penny stock (Rule 3a51-1(e)). The exchange must make transaction reports available pursuant to Rule 11Aa3-1 for the exclusion to work.

The exclusion is further conditioned on the current price and volume information with respect to transactions in that security being reported on a current and continuing basis and made available to vendors of market information. In addition, the exclusion is limited to exchange-listed securities that actually are purchased or sold through the facilities of the exchange, or as part of a distribution. Exchange-listed securities satisfying Rule 3a51-1(e), but which are not otherwise excluded under Rule 3a51-1(a)-(d), continue to be deemed penny stocks for purposes of Exchange Action Section 15(b)(6).
Exchanges that qualified for this exclusion as of April, 1992 were the NYSE, Amex, Boston Stock Exchange, Cincinnati Stock Exchange,
Midwest Stock Exchange, Pacific Stock exchange, Philadelphia Stock Exchange, and the Chicago Board of Options. (Release No. 30608, footnote 37).

Securities that are registered, or approved for registration upon notice of issuance, on NASDAQ are excluded from the definition of penny stock
(Rule 3a51-1(f)). Similar to the exchange-registered exclusion of Rule 3a51-1(e), the NASDAQ exclusion is conditioned on the current price and volume information with respect to transactions in that security being reported on a current and continuing basis and made available to vendors of market information pursuant to the rules of NASD. NASDAQ securities satisfying Rule 3a51-1(e), but which are not otherwise excluded under Rule 3a51-1(a)-(d), continue to be deemed penny stocks for purposes of Exchange Act Section 15(b)(6).

An exclusion is available for the securities of issuers that meet certain financial standards. This exclusion pertains to: (1) issuers that have been in continuous operation for at least three years having net tangible assets in excess of $2 million (Rule 3a51-1(g)(1); ii) issuers that have been in continuous operation for less than three years having net tangible assets in excess of $5 million (Rule3a51-1(g)(1); iii) issuers that have an average revenue of at least $6 million for the last three years (Rule 3a51-1(g)(2)). To satisfy this requirement, an issuer must have had total revenues of $18 million by the end of a three-year period. (Release No. 30608, Part III.A.4). The Company believes that its securities qualify under this exemption.

For domestic issuers, net tangible assets or revenues must be demonstrated by financial statements that are dated no less than fifteen months prior to the date of the related transaction. The statements must have been audited and reported on by an independent accountant in accordance with Regulation S-X.

For foreign private issuers, net tangible assets or revenues must be demonstrated by financial statements that are dated no less than fifteen months prior to the date of the related transaction. The statements must be filed with the Securities and Exchange Commission pursuant to Rule 12g3-2(b). If the issuer has not been required to furnish financial statements during the previous fifteen months, the statements may be prepared and audited in compliance with generally accepted accounting principles of the country of incorporation.

Whether the issuer is domestic or foreign, in all cases a broker or dealer must review the financial statements and have a reasonable basis for believing that they were accurate as of the date they were made (Rule 3a51-1
(g)(3). In most
cases a broker-dealer need not inquire about or independently verify information contained in the statements. (Release No. 30608, Part
III.A.4). Brokers and dealers must keep copies of the domestic or foreign issuer's financial statements for at least three years following the date of the related transaction (Rule 3a51-1(g)(4).

Security Holders
----------------

As of December 31, 1999, the latest practicable date for which information is available, the Company's management was of the opinion that the Company had approximately 3,240 common stock holders.

Dividends
---------
There have been no cash dividends declared or paid since the inception of the Company and no dividends are contemplated to be paid in the foreseeable future.

Description of Securities
-------------------------

  General
  -------

The Company is authorized to issue 50,000,000 shares of capital stock, 40,000,000 shares of which are designated as common stock, $.001 par value per share, and the balance as preferred stock, $5.00 par value per share. As of December 31, 1999, 5,570,439 shares of Common Stock were outstanding (excluding the 2,500,000 shares held but not yet allocated by the Company's Employees' Trust) and held of record by approximately 3,240 persons. In addition, 153,000 shares of preferred stock were outstanding, and held by approximately five persons. The Company has canceled 1,500,000 preferred shares as of March 31st, 2000.

Corporate Stock Transfer, 3200 Cherry Creek Drive, South; Suite 430, Denver Colorado 80209, acts as transfer agent and registrar for the Company's common and preferred stock.

Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation.
            --------------------------------------------
Introduction
------------

The Company is currently in the development stage of its business cycle. Since its inception, the Company has actively pursued licensing agreements designed to generate royalty income in exchange for providing software and methods involving bingo game production. In the past, the Company has entered into various agreements covering territories in Brazil, Greece, Hong King, and Indian reservations, military bases, and charity bingo parlors in the United States. Prior emphasis on these type of licensing agreements has proven to be ineffective.

No licensee currently has bingo operations generating significant fees or royalties for the Company. The majority of its current operating income is provided by rental income generated from the lease of its facility to retail businesses in a facility owned by the Company. The majority of future revenues, however, are not anticipated to occur in either of these areas. The Company hopes to generate significant future revenues from telecommunications services involved in interactive game shows with a bingo format and television buying shows by purchasing large blocks of long distance telephone time and reselling such time to television audience users at a profit. Also, It?s Internet business.

Management of the Company has made this area of business their first priority, and most of the other plans for the future are based on the success of the telecommunications area. Management would like to broadcast the bingo show to as many viewers as possible, and although there are no current foreign agreements, management's plans are not limited to the U.S. Management intends to pursue contracts with foreign countries and begin its bingo programs on the Internet. Overall, management hopes to be able to generate net revenues of $25 million annually from this area of business.
The Company also has plans to expand operations through the acquisition of television production facilities and rights to a television buying show.
This would allow the Company to produce their bingo show in their own studio and broadcast it over their own network. It will also give management freedom to use their experience in programming and production to produce other forms of interactive entertainment, such as the ideas of Public Domain
Broadcasting and The Life and Leisure Network mentioned elsewhere in this offering document. Diligently being examined are the legal opinions submitted for imminent contractual arrangements between two companies with the Company, a major international shop at home entity and a telecommunications company.
FrontierPalace.Com, Inc. a wholly owned subsidiary of the Company was formed in June 1999 in order to become a dedicated Internet
Entertainment website. That is, it will provide communication equipment for consumers to connect the company website via the Internet 24 hours a day seven days a week.
It will also provide design and programming services to build Internet
Web Sites and the personnel and equipment to maintain these sites.
The company will also provide a television network with programs design to promote, tour, advertised and provide Information for each website desiring its services. Simulcasting of live or tape programs via the Internet and satellite broadcast. The company will have its own website featuring a 24 hour bingo program, classified ad, trade and barter, auctions, special events and other service available for its members.

Overall, the company can be characterized as a Broadcast Internet
Service company.

Frontier Palace.Com, Inc. is a newly formed Nevada Corporation and a Wholly Owned Subsidiary of SBI Communications, Inc. We chose this form of organization because we anticipate aggressive growth and will require additional capital in the future to support this growth, probably in the form of a secondary public offering. FrontierPalace.Com, Inc. is currently in its start up phase. The management team has been formed, new space has been leased,equipment and telecommunications have been ordered for delivery within 30 days and certain business alliances have been formed.

 The Company expects to turn a profit within one year of going on line and expect to offer shares of the parent Company to raise additional capitol by the end of the first year operation.

 To accomplish this goal we have developed a comprehensive plan to intensify our marketing and sales activities, product development, services expansion and customer support.

 Internet

 The Internet is one of the fastest growing phenomenons. The current facts are; More than 50 million American households are connected to the Internet with Southeast Florida as one of the fasted growing regions. Currently there are 150 million users worldwide. Every two seconds, a new user signs up for Internet access. It is estimated that by the year 2002, 550 million people will be on-line. The Internet has gained the support of everyone from the White House to the Department of Revenue to United Parcel Service. Companies are scampering to become a part of the madness and make a fortune. While making a fortune is possible, it requires the help of an expert in the field with specific working knowledge and training in the necessary technologies.

  Management feels confident that all will be consummated by year end 2000 allowing the Company to commence operations on a full scale in the Internet and telecommunications business segment.

  The Company is continuing to search for avenues to develop future revenue. In light of the preliminary and conditional nature of negotiations, no assurance can be provided as to the likelihood that such proposed projects will come to fruition. A summary of projects currently being pursued is as follows:

Frontier Palace
---------------

 Management of it's wholly owned subsidiary (SBI Communications, Inc. of Alabama) has a signed purchase agreement with The Brindlee
Mountain Castle Corporation, Inc. of Arab, Alabama to purchase the Piedmont property for $6,000,000.00. The sale of this property should be closed by April 30, 2000. Brindlee plans are to have an entertainment center with motel, bowling lanes, food court, daycare center, laser tag, arcade and small car racing tract.Brindlee plans to contract with SBI to set all phases of operation in place.

Internet Web Site
----------------

The company has established a secure web site allowing individuals to join "A Shopping Club for a fee of $19.95 per month which is a shopping club for a variety of products, services, Bingo game related events and items, travel and consumer goods; the opportunity is primarily a shopping club. No charge is made for Bingo cards, and for allowing members to play an on-going Satellite Bingo game, with winnings credited to the member's account or delivered to the member at their option. Payment for membership will be made by credit card, bank check, and debit cards. The company will host the Internet Web Site and provide fulfillment. The company will at some point be a major entertainment Internet web site with server and tee access to the Internet. The website will be on line by the end of May.
The company will generate additional revenues by offering advertising and its web services to others.

Bingo Broadcast.
----------------
The company has developed a pay-per-view television game show to be operate by SBI, at a production studio in Glendale, California. The company is in negotiations with the Dish Network to provide an interactive programming for a weekly two hour broadcast at $9.95 per subscriber per broadcast; SBI receives a license fee equal to approximately $5.00 with the broadcaster/network company paid the balance.

Liquidity
---------
  The following table summarizes working capital and total assets:

                   Fiscal Year Ended December 31,

                       1999                    1998
                       ----                    ----
  Working Capital  $    -0-             $      118,160
  Total Assets     $7,610,010           $    6,984,557

December 31, 1995, the Company's current assets exceeded its current liabilities, creating a working capital surplus. The surplus is primarily the result of the issuance of preferred convertible stock to liquidate liabilities owed to shareholders, and in income provided by the Company's operating activities relating to approximately $100,000 in rental fees collected from charities that sponsor bingo games at the Company's bingo hall. At December 31, 1994, the Company had current liabilities in excess of current assets, principally due to administrative expenses incurred during the development stage that have been funded by the majority stockholder in the form of advances due on demand. The Company has had some success in issuing stock for services, and accordingly has kept the working capital deficit to a minimum during these years.

The changes in total assets are attributable to the Company's purchase of a building (bingo hall) in 1994 through the issuance of preferred stock. As a result, income from bingo hall operations has boosted working capital in the calendar year ended December 31, 1997. In the years prior to 1996, the Company was primarily involved in securing licensing agreements for rights to software and methods of operating bingo games it had developed.

As the Company continues to operate in the development stage, no significant cash flow is being generated from operating activities. 1998 and 1999 was a dormant year. The Company was not able to generate any revenues from operations.

Capital Resources
-----------------

Since its inception, the Company's only significant sources of capital have been from the sale of common stock and loans from shareholders.
See a discussion of these transactions under Item 7 - Certain Relationships and Related Party Transactions, and in the Consolidated Financial Statements of the Company. The Company has also acquired significant assets through the sale of convertible preferred stock. The Company anticipates continued expansion of its business through acquisitions using Company stock. Furthermore, with the bingo hall acquired in 1994 now in operation, the Company anticipates generation of revenues from the lease of this facility sufficient to cover administrative costs still being incurred as the Company moves forward in its development stage.

Results of Operations
---------------------

The following table sets forth the relative relationship to total revenue of the revenue categories in the Company's statement of income and percentage changes (rounded to the nearest whole dollar).

                      Amount of Total Revenue
Fiscal Year Ended December 31,                    1999           1998
                                                  ----           ----
  Revenues:
  Licenses & Royalties                            -0-            -0-
  Bingo Hall Operations                           -0-            -0-
  Kitchen and gift shop revenues                  -0-            -0-
            Other Income                          -0-            -0-
                                                ---------      --------
  Total Revenue                                   -0-          $ -0-
                                                =========      ========

In general, the Company experienced insignificant revenues in 1999 as it attempted to expand and develop its operations. Total revenues were $0.00 for 1999. The Company owns a facility , during 1997 was leases to charities who sponsor bingo games. Net revenues related to the facility operations were only $0.00 in 1998, and had no revenues for the calendar year ended December 31, 1999. Total revenues for calendar year ended
December 31,1997 were $544,662. Accordingly, except for the operation of the bingo hall, there are no other significant revenue sources of the Company at this time. For 1996, 1997 and 1998, the Company did not generated revenue from the sale of copyrighted bingo cards, foreign licensing agreements, sale of computer hardware or security systems, or other various areas of business opportunity discussed in this offering document.

  The Company's expenses can be summarized as follows:
                    Amount of Total Expenses

Fiscal Year Ended December 31,                    1999           1998
                                                  ----           ----

  Salaries and related expenses                   ******       $157,649
  Other general and administrative  expenses                   $358,670
  Depreciation and amortization                                $346,742
  Interest expenses and finance charges                       $  82,637

The most significant expense relates to the amortization of trademark, game show and computer program assets the Company has developed.
The expense is running $265,960 per year. Such assets will be fully amortized at the end of 1997. For 1997, the Company also had depreciation on the bingo hall and related equipment, which will approximate $367,202 per year. These expenses do not require the use of cash. The low level of other expenses in 1994 is due to a slow down in the general activity of the Company as it explored alternative revenue generating ideas. With the addition of the bingo hall in late 1994, as well as the pursuit of television production and broadcast possibilities in 1996, such expenses have decreased in 1997. As the Company continues to pursue television production and broadcast possibilities, these expenses will continue to rise as a result of expanded facility space and travel costs. Interest and finance charge expenses increased in 1996 due to $200,000 in finance charges incurred to obtain short-term financing. These finance charges were paid for through the issuance of preferred stock.

Should the Company successfully acquire production facilities and broadcast companies under consideration, or expand operations in areas previously discussed as currently under consideration, revenues and expenses ofthe Company would change significantly. Management is not able to predict the impact of such changes on revenues or expenses at this time.

Statement Re Computation of Earnings Per Share
----------------------------------------------

See Notes To Consolidated Financial Statements included elsewhere in this filing for a description of the Company's calculation of earnings per share.

Item 7.    Financial Statement and Summary Financial  Data
------     -----------------------------------------------

Financial Statements
--------------------

The audited consolidated balance sheet of the Company for its years ended December 31, 1999 and audited 1998 and the related consolidated statements of operations, stockholder's equity and cash flows. Information with respect to this item is contained in the financial statements appearing at
Item 13 of this report.

 Item 8. Charges in and Disagreements with Accountants on Accounting
and
 -----------------------------------------------------------------------
         Financial Disclosure
         --------------------
In March 20, 2000 Daniel, Ratliff, and Company, independent certified public accountants, previously engaged as the principal accountant to audit the prior financial statements of the company, resigned. The resignation resulted from the Company moving its corporate offices to the west coast (Glendale, California) and the conclusion that the Company would be better served through the engagement of a local Certified Public Accounting firm. The Company elected to utilize the services of Jay J. Shapiro, CPA of Encino, California.

The decision to change accountants was approved by the Board of Directors of the company. There have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have cause it to make reference to the subject matter of the disagreements in connection with its report for 1998 and 1999. The
Company has filed with the Securities and Exchange Commission an 8-K dated
March 29, 2000 disclosing this action. The Company has requested that the former accountants furnish them with letter stating whether they agree with the statements made by the registrant, and , if not, stating the respects in which they do not agree as indicating in Item 4. A copy of this letter, when received, will be filed by Exhibit with an 8-K.

Item 9. Directors, Executive Officers, Promoters and Control Persons
--------------------------------------------------------------------

DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth the names and ages of the members of the Company's board of directors and its executive officers, the positions with the Company held by each, and the period during which each such person has held such position.

Name                   Age       Position                        Since
----                   ---       --------                         ----
Ronald Foster     58    President/Chairman of the Board           1986
William Beggs     56        Director                              1998
Karien Anderson   49        Secretary/Treasurer/Director          1997
Claude Pichard    45        Director                              1986
   ______
   Messrs. Fosters, Mr. Pichard and Ms. Anderson are all engaged with the Company's business on a full time basis.
All directors hold office until the next annual meeting of stockholders of the Company (currently expected to be held during May 2000) and until their successors are elected and qualified. Officers hold office until the first meeting of directors following the annual meeting of stockholders and until their successors are elected and qualified, subject to earlier removal by the board of directors. There are currently no committees of the board of directors.

Biographies of the Company's Executive Officers and Directors
-------------------------------------------------------------

Ronald Foster
-------------

Mr. Foster, 58, is presently Chairman, President, Chief Executive
Officer, and Executive Producer for SBI Communications, Inc. He has been working with the Company since its inception in 1984. His primary responsibilities include finance, marketing and technical review. In addition to his responsibilities with the Company, Mr. Foster has held a number of other management positionsover the years. From 1984 to 1986, he was executive vice president and producer of Pioneer Games of American Satellite Bingo, in Albany, Georgia. Mr. Foster was also owner and operator of Artist Management & Promotions wherehe was responsible for coordinating television entertainers, sports figures and other celebrities for department store promotions. Since 1987, Mr.Foster has served as president and director of Ed-Phills, Inc., a Nevada corporation and is now an executive vice president and member ofthe board of directors of Golden American Network, a California corporation. Since 1984, he has also been the president and chief executive officer of ROPA Communications, Inc., which owns and operates WTAU-TV-19 in Albany, Georgia.
He created and produced "Stock Outlook 87, 88, and 89," a video presentation of public companies through Financial News Network (FNN), a national cable network. Mr. Foster also has experience as technical director and associate producer for numerous national live sports broadcasts produced by ABC, CBS and WTBS. Mr. Foster is Director/Producer/Writer of the Company Interactive Broadcast Programs.

Karien Anderson
---------------

Ms. Anderson is 49 years old and resides in Piedmont, Alabama. Ms.
Anderson has extensive experience in executive secretarial business, including government and private sectors. She has extensive background in the field of advertising, marketing, special event promotions, contract management, personnel management and real estate. Ms. Anderson currently holds a real estate licence. Ms. Anderson has been involve as coordinator for non-profit association for the last eighteen years. She is currently employed as secretary and property manager for SBI Communications, Inc.

Claude Pichard
--------------

Mr. Pichard, 45, has been a Vice President and a director for the Company since 1986. His primary responsibilities include directing and developing the interactive Bingo and auction programs. Mr. Pichard has over twenty years of television experience as a producer, director and scriptwriter. He served as creative services director at WCTV in Tallahassee, Florida, where heheaded an award-winning team of directors, writers and artists for the number one station in its market. He has also worked with numerous Hollywood-based game shows and was the director for the Bolivian National Lottery game. In addition to his responsibilities with the Company, Mr. Pichard also serves as a research and training specialist with the Florida Department of Law Enforce ment where he supervises the production of training tapes, public serviceannouncements and media related courses.
Mr. Pichard holds a bachelor of science degree in mass communications from Florida State University.

William Beggs
-------------

Mr. Beggs is 56 years old and resides in Fort Lauderdale, Florida. Mr.
Beggs has been a member, in good standing, of The Florida Bar since
1973. Mr. Beggs practices real estate and corporate law in the Fort Lauderdale area.

Item 10     Executive Compensation
----------------------------------

The Summary Compensation Table below sets forth all compensation paid to the Officers and Directors of the Company during the Company's year ended December 31, 1998 and 1999.Prior to June of 1992, the date on which a change in control of the Company was effected and current management took over their respective positions, previous management conducted no business, the Company's was inactive and no compensation was paid or deferred to and of the Company's officers or directors.
                  1998 Summary Compensation Table
                  -------------------------------

Name      Annual Compensation Long Term Compensation
and               Awards Awards    LTIP All
Principal                             Restricted Restricted  Pay- Other
Position          Salary Bonus   Other  Stock    Options   outs
Compensation
--------          ------------   ------------    -------   ----   ------------
Ronald Foster **    (5)     *     *      *       *         *         *        *
Claude Pichard +     *      *     *      *       *         *         *
Karien Anderson    (1)(6)   *     *      *       *         *         *        *

______________________________________________________________________________
                  1999 Summary Compensation Table
                  -------------------------------
Name      Annual Compensation Long Term Compensation
and               Awards Awards    LTIP All
Principal                            Restricted   Restricted  Pay- Other
Position           Salary Bonus   Other  Stock   Options      outs
Compensation
Ronald Foster **     5    Y    *    Y      *      *            *
Claude Pichard +(2)  *    *    *    *      *      *            *
Karien Anderson(1)(2)6    *    *    *      *      *            *
______________________________________________________________________________

*  None.
** President, Chairman and Chief Executive Officer.
***  Former Secretary, Treasurer and Chief Financial Officer.
+  Vice President.
(1)  Secretary and Treasurer.
(2)  Director.
(3)  Director.
(4)  Vice President.
(5) $130,000.
(6) $ 30,000.
(7) $ 35,500.
(8) $ 30,000.
(9) No person listed has any options to acquire securities of the kind required to be disclosed pursuant to instruction 1 of Item 403 of Regulation SB.
(Y) Yes

Employment Agreements

The Company is a party to an employment agreement with Ronald
Foster, a copy of which is filed as an exhibit to this registration statement. The following summary thereof is qualified in its entirety by reference to such exhibit.

On January 1, 1992, Mr. Foster entered into a ten year employment agreement with the Company, renewable thereafter for continuing one year terms unless one of the parties provides the other with written intention not to renew, on or before the 180th day prior to expiration of the then current term. Although the agreement can be terminated by the Company for cause, or the Company's stockholders can refuse to comply with its terms by not re-electing Mr. Foster as a director, such events accelerate Mr. Foster's rights to compensation under the Agreement.

The Agreement provides the Company with an obligation to defend and indemnify Mr. Foster to the fullest extent legally permitted, and calls for the following compensation:

(a) Mr. Foster is entitled to an annual bonus payable in shares of the Company's common stock, determined by dividing 10% of the Company's pre-tax profits (excluding depreciation) for the subject calendar
 year by the average bid price for the Company's common stock during the last five trading days prior to the end of the last day of each year and the first five days of the new year, provided, however, that the agreement shall have been in effect for at least one business day during the subject year.

(b) Mr. Foster is entitled to an annual cash bonus in a sum equal to 5% of the Company's gross annual income or 10% of the Company's net pre-tax profit (excluding depreciation), whichever is less.

(c) Mr. Foster is entitled to a salary starting at $2,500.00 per Week, but subject to review on a quarterly basis, with the expectation that it will be substantially increased as increased profits and cash flow from operations permit.

(d) In addition to the foregoing, Mr. Foster is entitled to a benefit package equal to the most favorable benefit package provided by the Company or its subsidiaries to any of their employees, officers, directors, consultants or agents.

 All required payments are accruing until such time as the Company has adequate funds to meet its operating expenses and commitments.

Item 11.  Security Ownership of Certain Beneficial Owners &
Management
----------------------------------------------------------------------

The following table sets forth, as of the date of this Registration
Statement, the number and percentage of shares of common stock owned of record and beneficially by any group (as that term is defined for purposes of
Section 13(d)(3) of the Exchange Act), person or firm that owns more than five percent (5%) of the Company's outstanding common stock (the Company's only
class of voting securities).
Name and Address of           Amount of      Nature of          Percent of
      Beneficial Owner          *Shares        Ownership             Class
      Ronald Foster              1,632,089    Record &           32% Common
      103 Firetower Road                      Beneficial
      Leesburg, Georgia, 31763

      Larry Cahill               1,000,000    Record &           19% Common
      3330 Southgate Court                    Beneficial
      Cedar Rapids, Iowa 52404

      Michael Graham               500,000    Record &           10% Common
      1804 Cherry Lane                        Beneficial
      Bluefield, West Virginia 24701
_____
*  Includes all stock held either personally or by affiliates.

(b)     Security Ownership of Management
----------------------------------------

   The following table sets forth, as of the date of this Registration Statement, the number and percentage of the equity securities of the Company, its parent or subsidiaries, ,owned of record or beneficially by each officer, director and person nominated to hold such office and by all officers and directors as a group.

Title of     Name of             Amount         Nature of Percent of
Class        Beneficial Owner         Shares         Ownership Class
-----        ---------------          ------         ---------------
Common  Ronald Foster               1,632,089      **        32.00%
Common  Karien Anderson                 0          ***       00.00%
Common  Claude Pichard                 10,000      **        00.07%
Common  Betty Rodgers                   5,000      ***       00.035%
Common  Williams Beggs                    0        ***       00.00%
Common  All officers and directors
        as a group (5 people)       1,647,089      **        33.05%
___
*  Includes all stock held either personally or by affiliates.
** Record & Beneficial.
***     Not Applicable.
   To the best knowledge and belief of the Company, there are no arrange- ments, understandings, or agreements relative to the disposition of the Company's securities, the operation of which would at a subsequent
   date result in a change in control of the Company.

Changes In Control
------------------
SBI is unaware of any contract or other arrangement, the operation of which may at a subsequent date result in a change in control of SBI.

Item 12.   Certain Relationships and Related Transactions
---------------------------------------------------------
There are no family relationships among directors, executive officers or persons chosen by the Company to be nominated as a director or appointed as an executive officer of the Company of any of its affiliated subsidiaries.

                             PART IV
                             -------
Item 13.     Index to Exhibits
-------         -----------------
                 Description of Exhibits
                 -----------------------
                Page or
Exhibit        Source of
Number         Incorporation                 Description
------        -----------------            ---------------
FS         The audited consolidated balance sheet of the Company
           for its years ended December 31, 1999 and audited 1998
           and the related consolidated statements of Operations,
           Stockholders equity and cash flows.
27         Summary Financial Information

Additional Information
----------------------
                          Headquarters
                          ------------
                    SBI Communications, Inc.
     1239 South Glendale Avenue - Glendale, California 91205.


                          Subsidiaries
                          ------------
         SBI Communications, Inc., a Alabama Corporation
         -------------------------
          376 Hwy 278 Bypass - Piedmont, Alabama 36272

            FrontierPalace.Com, a Nevada Corporation
     1239 South Glendale Avenue, Glendale, California 91205

         SBI Communications, Inc., a Nevada Corporation
        1063 Centerville Lane, Gardnerville, Nevada 89410

          Satellite Bingo, Inc., a Georgia Corporation
   103 Firetower Road - P. O. Box 729, Leesburg, Georgia 31763

                      Officers & Directors
                      --------------------
Ronald Foster: President, Chairman of the Board, Chief Executive Officer
          Karien Anderson: Secretary/Treasurer/Director
             Claude Pichard: Vice President/Director
              Al Makhanian: Vice President/Director
                    Williams Beggs : Director

                            Auditors
                            --------
                       Mr. Jay J. Shapiro
         Jay J. Shapiro, CPA. A Professional Corporation
  16501 Ventura Boulevard, Suite 650, Encino, California 91436

                         Transfer Agent
                         --------------
                    Corporate Stock Transfer
3200 Cherry Creek Drive South; Suite 430; Denver, Colorado  80209

Exhibits to this Form 10-KSB will be provided, subject to payment of actual copy costs, to shareholders of the Company upon written request addressed to Lisa Evans acting, Secretary, SBI Communications, Inc., at the Company's headquarters listed above.

                             Signatures
                            ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this First
Amended Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized.


                     SBI Communications, Inc.

Dated: April 4, 2000

                       /s/Ronald Foster/s/
                          Ronald Foster
              Chairman, President & Chief Executive

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf or the Company and in the capacities and on the dates indicated.

            Signature         Title                           Date
            ---------         -----                           ----
/s/ Ronald Foster         Chairman, President &              May 30, 2000
-----------------
Ronald Foster

/s/ Karien Anderson       Director, Secretary, Treasurer     May 30, 2000
-------------------
Karien Anderson

/s/ Claude Pichard        Director, Vice President           May 30, 2000
------------------
Claude Pichard

/s/William Beggs          Director                           May 30, 2000
----------------
William Beggs



To the Board of Directors
SBI Communications. Inc.:

We have audited the accompanying consolidated balance sheets of SBI Communications, Inc. and subsidiaries (the "Company") as of December
31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended January 31, 1999 in conformity with generally accepted accounting principles. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a $3.6 million provision for net realizable value regarding the cost basis of building and equipment as of January 1, 1998.
As more specifically indicated in Note 1 to the financial statements, the Company's existence is dependent on the successful closing of this property held for sale and has no established commercial product or marketing channels at this time to generate future revenues. These factors raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Notes 1 and 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/JAY J. SHAPIRO, C.P.A.
a professional corporation

Encino, California
March 27 2000


SBI COMMUNICATIONS. INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS
                                               1999             1998
Cash                                            $0                $0
Property - held for sale(Notes 2,7 and 8)  $  3,940,000      3,940,000
                                           ------------     ----------
                                           $  3,940,000     $3,940,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Mortgage note payable to trust managed by a
shareholder (Notes 5 and 8)                $   150,000         150,000
Mortgage note payable (Notes 5 and 8)      $ 1,050,000      $1,050,000
Equipment notes payable (Note 8)           $   131,181         131,181
Accrued wages due to principal shareholder $   550,000         420,000
Advances due to principal shareholder      $    12,698          12,698
Accrued interest payable (Note 8)          $   199,000          40,000
Accounts payable (Note 8 )                 $    50,000          50,000

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, par value $5.00; 10,000,000 shares
authorized: 153,000 and 153,000 shares issued and
outstanding at December 31, 1999 and December 31,
1998, respectively (Notes 3 and 8)            765,000          765,000
Common stock, par value $.001; 40,000,000 shares
authorized; 5,570,439 shares issued and outstanding
at December 31, 1999 and 1998(Note 8)           5,570            5,570
Paid in capital                             3,567,318        3,567,318
Accumulated deficit                        (2,540,767)      (2,251,767)
                                          $ 1,032,121        1,321,121
                                            3,940,000       $3,940,000

        See accompanying notes to consolidated financial statements

          SBI COMMUNICATIONS. INC. AND SUBSIDIARIES
                        STATEMENTS OF LOSS

                                                      December 31
                                                1999               1998

Revenue                                         0.00               0.00
Provision - net realizable value(Note 8 )  ($3,578,279)
Expenses:
Compensation                                   130,000           130,000
Other general and administrative                   0              88,069
Interest                                       159,000            40,000
                                              (259,000)         (258,069)
Net loss                                     ($289,000)      ($3,836,348)


Basic net( loss)per share(Note 4)              ( $.05 )            ($.69)

           See accompanying notes to consolidated financial statements

              SBI COMMUNICATIONS. INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                        December 31
                                                     1999         1998

Cash flows from operating activities:
Net (loss) income                                ($289,000)  ($3,836,348)
Adjustments to reconcile net loss to cash
provided (used) by operating activities:
Provision - net realizable value                              $3,578,279

Change in accounts payable and accrued expenses    289,000       170,000
Cash (used) by operating activities                    0         (88,069)

Cash flows from investing activities:
Affiliate receivables                               (7,570)
Purchase of real estate                                         (748,622)
Cash (used) by investing activities               (756,192)

Cash flows from financing activities:
Loans from shareholders/affiliates                  12,698
Proceeds from new first mortgage                              $1,050,000
Mortgage loan repayment                                         (239,701)
Equipment note repayments                                           (964)
Cash flows provided by financing activities    $   822,033
Net increase (decrease) in cash                        0         (22,228)
Cash at beginning of period                            0          22,228
Cash at end of period                                 _0        $    0

Supplemental information:
Income taxes paid                              $      -          $
Interest paid                                  $      -          $24,311

Items not requiring use of cash:
Preferred stock converted                      $       0       ($200,000)
Issuance of common stock                       $       0         202,500
Preferred stock canceled                       $       0      $7,500,000


      See accompanying notes to consolidated financial statements

            SBI COMMUNICATIONS. INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1
Organization and Signification Accounting Policies
SBI Communications, Inc. (the "Company"), was originally organized in the State of Utah on September 23, 1983, under the corporate name of Alpine Survival Products, Inc. Its name was subsequently changed to Supermin, Inc. on November 20, 1985. On September 29, 1986, Satellite Bingo, Inc. became the surviving corporate entity in a statutory merger with Supermin, Inc. In connection with the above merger, the former shareholders of Satellite Bingo, Inc. acquired control of the merged entity and changed the corporate name to Satellite Bingo, Inc. Through shareholder approval dated March 10, 1988, the name was changed to its current name of SBI Communications, Inc. On January 1, 1993, the Company executed aplan of merger that effectively changed the Company's state of domicile from Utah to Delaware. Although the Company is currently a Delaware corporation, on January 31, 1998 the stockholders and Board of Directors approved a plan to change the Company's corporate domicile to the State of Nevada. The Company owns approximately $25,000 for Delaware franchise taxes as of December 31, 1997 and such amount is included in Accounts Payable.
The Company has developed a system that can be integrated into all standard communications channels including the World Wide Web for interactive bingo play. Currently, the Company is developing its website.

The Alabama bingo hall lease was allowed to not be renewed in early
1998. The Company is establishing a website allowing individuals to become members in a shopping club with membership fees of $19.95 per month. The shopping club will provide a variety of products, services, bingo game sweepstakes related events and items, travel and consumer goods;
No charge is made to participate in the bingo games. The website will be hosted by the Company's subsidiary, FrontierPalace.Com. and fulfillment
will be provided by unrelated company.    The Company will generate
additional revenues by offering web page/site design/development, advertising, fulfillment and its web services to others.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and four wholly-owned subsidiaries of which only SBI
Communications, Inc. - Alabama has activity during the two-year period ended 12/31/99.

Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The
1998 financial statements reflect $3.6 million change in the reporting amount of building and equipment.

SBI COMMUNICATIONS. INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 (Cont'd)
Property and Equipment

Property and equipment were stated at cost. In March 2000, the Company sold all its property and equipment for net cash sales price of $3,940,000 due at closing. The gross sales price of $6,000,000 was reduced by $860,000 in closing costs, $635,000 in fix-up expenses, and the assignment of no value to $565,000 in downpayment received in Buyer's non-trading common stock. The Company also cancelled the 1,500,000 shares of preferred stock(valued at $7.5 million) issued to former owner of this property due to non-performance relative to reimbursement of Company for payment of $750,000 in delinquent Alabama property taxes.

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires the use of the asset and liability method and recognizes deferred income taxes for the consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Statements of Cash Flows

For the purposes of the statements of cash flows, the Company considers cash and highly liquid investments purchased with a remaining maturity of three months or less at the date of purchase to be cash equivalents.

Related Party Transactions

From time to time, the Company's principal shareholder advances money to the Company for operations. All amounts owed to the shareholder~ll
2,968) are non-interest bearing advances. In addition to advances, the Company accrued salaries payable to the Company's principal shareholder totaling $130,000 for the years ended December 1999 and 1998, respectively. All amounts owed to the shareholder are payable on demand.
In October, 1995, the Company borrowed $250,000 from a trust managed by a shareholder, in the form of a mortgage note. The note was payable in full on October 15, 1996, with interest payable quarterly at prime plus
3%, secured by a second mortgage on The Piedmont Property. Fifty thousand dollars of this note was repaid in 1996 when due, and an additional $50,000 was repaid during 1997. The note has been extended on a quarter to quarter basis, with $150,000 remaining outstanding at December 31, 1998 and 1999.

      -

            SBI COMMUNICATIONS. INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2

Piedmont Property Taxes

On April 28, 1995 the State of Alabama placed a tax lien on the previous owner of the Piedmont Property, Cranberry-Magnetite/Broadway Gas Corporation(the "Seller") for admission taxes, in the amount of $750,000 plus 12% interest. The Company received a warranty deed from Cranberry Magnetite. After a legal action by Cranberry Magnetite with the State of Alabama failed in 1998 the Company paid this tax liability on behalf of Cranberry Magnetite/Broadway Gas Corporation. The Company attempted to recover these funds.

NOTE 3

Stockholders' Equity

In January 1998 the Company issued 25,000 shares of its common stock to cover the cost of PandaAmerica software programming. Such cost was recognized at $.10 per share nominal value and expensed in 1998. The Company also converted 40,000 shares of preferred shares to 200,000 shares of the Company common stock. Such preferred stock pays no dividends, has a liquidation value of $5.00 per share, and is convertible at 5 shares common stock for 1 share of preferred. The company also cancelled 1,500,000 shares of preferred stock due to failure of Seller to meet its obligation owed to the Company.

NOTE 4

Net Loss Per Share

The Company's net loss per share was calculated using 5,570,439 and 6,182,000 weighted average shares outstanding for 1999 and 1998, respectively. Although convertible preferred stock is a common stock equivalent, with a conversion rate of approximately 10 shares of common stock (based upon an approximate market price for common stock of $0.50) for each share of preferred stock, preferred stock conversion has not been included in the calculation of earnings per share in that to do so would be antidilutive.

NOTE 5

Mortgage Note Payable
The Company agreed to issue 5,000 shares of preferred stock to the lender to cover $20,000 in loan closing costs for a $250,000 mortgage loan due October 1, 1998.

SBI COMMUNICATIONS. INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 (Cont'd)

Mortgage Note Payable Icont'd)

The Company borrowed $1,050,000 to pay the State of Alabama, on behalf of Cranberry-Magnetite, the previous owner tax liability of $748,422 and to pay old mortgage loan with a balance of $239,701 plus accruedinterest.

NOTE 6

Income Taxes

Deferred income tax assets and liabilities are summarized as follows at December 31,1999:

Deferred tax assets attributable to operating
loss carry forwards                              $3,500,000
Valuation allowance due to uncertainty
surrounding realization of operating
loss carry forwards                             ($3,500,000)
               Total deferred taxes         $           0

The Company has available at December 31, 1999, unused operating loss carry forwards, which may be applied against future taxable income, that expire as follows:

               Amount of Unused                     Expiration During
               Operating Loss                          Year Ended
               Carry Forwards                          December 31
               $   200,000                                2001
               $   550,000                                2002
                $1,200,000                                2003
                $  300,000                                2004
                $  490,000                                2007
                $  340,000                                2008
                $  320,000                                2009
                $  650,000                                2010
                $1,050,000                                2011
                $  700,000                                2012
                $3,836,000                                2013
                $  289,000                                2014
              -------------
                $9,925,000
              =============

SBI COMMUNICATIONS. INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7

Commitments. Risks and Contingencies

The Company has developed bingo productions to be broadcast via satellite in English and Spanish to the television market and the Internet, into homes of viewers throughout the World. Should local, state, or federal laws change regarding bingo sweepstakes, such changes could have a material impact on the ability of the Company to generate future revenues. The Company is the owner of record on the Piedmont Property and is therefore, responsible for all amounts attributable or assessed by state tax authorities. Management believes that $100,000 paid at closing will satisfy all obligations.

The Company has a history or issuing common stock tor services difficult to value or yet to be provided. Approximately 3,000,000 (or 57%) of the common stock outstanding at December 31, 1998, is restricted in some fashion as a result of the above transactions. Furthermore, the Company has in prior years canceled common stock certificates due to non-performance of the third parties involved in certain of the above transactions.
Although no party to such transactions has yet instigated litigation involving the Company for cancellation or restriction of related shares, due to the volume of such transactions, litigation relating to such activity remains a possibility. Management believes all actions it has taken to cancel or restrict common stock are with merit, and does not anticipate any material loss being incurred by the Company relating to future resolution of these matters.

The Company has an employment agreement with Mr. Ron Foster, shareholder and president, which expires on December 31, 2001. Under the agreement, Mr. Foster is entitled to $130,000 in minimum annual salary, cash bonuses of the lesser of 10% of revenues or 5% of pre-tax profits, and stock bonuses equivalent to 10% of pre-tax profits before depreciation.

NOTE 8

Subsequent Events
a) The Company sold its building in Alabama in March 2000. The net sales price is $6,000,000 with a 20% cash down payment and real estate contract for $4.8 million at 9.00% interest payable monthly with balloon payment of $4,695,000 in five years. The note will be acquired at closing for $4.1 million in cash. The financial statements reflect at $3.6 million provision for net realizable value of the Piedmont Property as of 12/31/99 and 12/31/98 and no depreciation has been recognized.

SBI COMMUNICATIONS. INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 (Cont'd)

Subsequent Events (cont'd)

b) The Company intends on using the proceeds of Piedmont property sales to settle the two outstanding mortgage obligations and the equipment notes payable.
c) The Company cancelled 1,500,000 shares of preferred stock issued to the former owner of the Piedmont property in March 2000 and released such party from its obligation to repay the Company
$750,000 paid for past property taxes (See Note 2). Accordingly, the basis of the property sold in March 2000 was $750,000 and related closing costs at acquisition and the Company will recognize a gain at closing in April 2000 of approximately $3.2 million.
d) In January 2000, the Company received all 2,500 shares issued by a new company, FrontierPlace.Com, a Nevada corporation. This wholly-owned subsidiary will operate proprietary software and copyrighted bingo programs over the Internet. This company will also provide a television network with programs promoting the Internet bingo and shopping website and will be characterized as a broadcast Internet service company.
e) In February 2000, they issued 200,000 shares of restricted stock (estimated value $40,000) for the origination of a $150,000 loan from two parties (the "Holder") which will bear interest at 10.00% per annum. Principal and interest payable on 2/7/01 or demand of the Holder and loan is secured by all Company assets. Note is repayable at the option of the Holder in cash or upon exercise of stock options granted in February 2000 for 300,000 shares at $.50 per share.
f) On January 12, 2000, the Company issued 100,000 shares of restricted common stock to an individual in consideration of a $5,000 cash payment and financial marketing services valued at $7,500 ($.12 per share).
g) On March 30, 2000, the Company canceled 723,500 shares of common stock held by various individuals for non-performance of services.


Summary Financial Data

Set forth below is selected financial information of the Company and its consolidated subsidiaries as derived from the audited statements of income (loss) for the last two calendar years, from the balance sheets for the periods then ended. The selected financial information should be read in conjunction with the financial statements (including the notes thereto) filed with this Registration Statement and are qualified by reference to such financial statements.

                                    December 31, 1999      December 31, 1998
                                    -----------------      -----------------
Statement of Operations Data
----------------------------
Gross Revenues                        $     -0-                   544,662
Income from Operations(Loss)          ($ 280,209)                (693,879)
Net Income(Loss) per share *            (    .05)                  (  .13)

Balance Sheet Data
------------------
Assets
------
Current Assets                        $      485                  118,160

Property & equipment, less
   accumulated depreciation           $7,458,345                6,782,223

Other Assets                         $   151,180                   84,174
                                    ------------               -----------
Total Assets                          $7,610,010                6,984,557
                                     -----------               -----------

Liabilities
-----------
Current Liabilities                  $   817,350                 847,634

Long Term Liabilities                 $1,050,000                    Nil
Total Liabilities                     $1,867,950                 962,288
Total Stockholders' Equity            $5,742,060               6,022,269
                                      -----------            ------------
Total Liabilities and Equity          $7,610,010           $   6,984,557
                                      ===========           =============
______
* See above. Per share data is computed based on the weighted average of common stock outstanding as of the report date.

                              EXHIBIT A

                FORM OF AGREEMENT AND PLAN OF MERGER

                     AGREEMENT AND PLAN OF MERGER
                           by and between
            SBI Communications, Inc., a Delaware corporation
                                and
 Valencia Entertainment Acquisition Corporation, a Delaware corporation on the one hand
                                and
              Valencia Entertainment International, LLC,
               a California limited liability company
                                and
                         Valencia Members
                        on the other hand

     Dated as of  October 16, 2000

           TABLE OF CONTENTS
                                                                  PAGE
  AGREEMENT AND PLAN OF MERGER
  RECITALS
  AGREEMENT

1.  THE MERGER


      1.1     Surviving Corporation; Effective Time

      1.2     Articles of Incorporation and Bylaws

      1.3     Directors

      1.4     Conversion of Shares

      1.5     Fractional Shares

      1.6     Stock Certificates

      1.7     Closing


2.   REPRESENTATIONS AND WARRANTIES OF VALENCIA AND
      THE VALENCIA MEMBERS


      2.1    Organization

      2.2    Capitalization of Valencia

      2.3    Subsidiaries and Investments

      2.4    Financial Statements

      2.5    Liabilities

      2.6    Absence of Material Changes

      2.7    Litigation

      2.8    Title to Assets

      2.9    Contracts and Undertakings

      2.10  Transactions with Affiliates, Managers and Members

      2.11  No Conflict

      2.12  Authority

      2.13  Compliance with Law

      2.14  Securities Laws

      2.15  Tax Matters

      2.16  Salaries

      2.17  Accrued Compensation

      2.18  Employee Benefit Plans

      2.19  Insurance

      2.20  No Broker

  3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND SUB
      3.1    Organization

      3.2    Capitalization of the Company

      3.3    Subsidiaries and Investments

      3.4    Liabilities

      3.5    Litigation

      3.6    Title to Assets

      3.7    Contracts and Undertakings

      3.8    Transactions with Affiliates, Directors and Shareholders

      3.9    No Conflict

      3.10  Authority

      3.11  Compliance with Law

      3.12  Tax Matters

      3.13  Salaries

      3.14  Accrued Compensation

      3.15  Employee Benefit Plans

      3.16  No Broker

  4.   COVENANTS AND AGREEMENTS OF THE PARTIES
EFFECTIVE PRIOR TO CLOSING

       4.1     Corporate Examinations and Investigations

       4.2     Cooperation; Consents

       4.3     Conduct of Business

       4.4     Litigation

       4.5     Notice of Default


5.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS

6.    CONDITIONS TO CLOSING

       6.1    Conditions to Obligation of Valencia and Valencia Members

                (a)  Representations and Warranties of Company to be True

                (b)  No Legal Proceedings

                (c)  Statutory Requirements

                (d)  Stockholders Agreement

                (e)  Officer's Certificate

                   (f)Legal Fees

                   (g)Certificate of Amendment Filed

    6.2    Conditions to Obligations of Company.

                (a) Representations and Warranties of Valencia and the Valencia Members to be True

                (b)  No Legal Proceedings

                (c)  Statutory Requirements

                (d)  Employment Agreement

                (e)  Certain Releases

                (f)  Stockholders Agreement

                (g)  Certain Other Conditions

                (h)  Members' Certificate

                (i)  Manager's Certificate

                (j)  Accounting and Auditing Fees

                (k)  Certificate of Amendment Filed


7.    INDEMNIFICATION

       7.1    Indemnification by the Valencia Members

       7.2    Indemnification by the Company

       7.3    Computation of Losses

       7.4    Notice to Indemnifying Party

       7.5    Defense by Indemnifying Party


8.    MISCELLANEOUS


       8.1    Further Assurances

       8.2    Expenses of Sale

       8.3    Use and Confidentiality

       8.4    Notices

       8.5    Parties in Interest

       8.6    Entire Agreement, Amendments

       8.7    Headings, Etc.

       8.8    Pronouns

       8.9  Counterparts

       8.10  Governing Law

       8.11  Attorneys' Fees


SCHEDULES

     Schedule 1.5         Conversion of Shares
     Schedule 2.5         Liabilities

     Schedule 2.7         Litigation

     Schedule 2.8         Title to Assets

     Schedule 2.9         Contracts and Undertakings

     Schedule 2.10       Transactions with Affiliates, Managers and
                         Members

     Schedule 2.11       No Conflict

     Schedule 2.13       Compliance with Law

     Schedule 2.14       Legend

     Schedule 2.16       Salaries

     Schedule 2.17       Accrued Compensation

     Schedule 2.18       Employee Benefit Plans

     Schedule 3.3         Subsidiaries and Investments

     Schedule 3.4         Liabilities

     Schedule 3.6         Litigation

     Schedule 3.7         Title to Assets

     Schedule 3.8         Contracts and Undertakings

     Schedule 3.9        Transactions with Affiliates, Directors and
                         Shareholders
     Schedule 3.14       Salaries

     Schedule 3.15       Accrued Compensation

     Schedule 3.16       Employee Benefit Plans


EXHIBITS

Exhibit A            California Certificate of Merger

Exhibit B            Certificate of Amendment

 Exhibit CDelaware Certificate of Merger
 Exhibit DArticles of Organization

Exhibit E           Operating Agreement

Exhibit F            Shareholders Agreement

Exhibit G           Employment Agreement

      AGREEMENT AND PLAN OF MERGER
                     ----------------------------
THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of
October 16 2000, by and between SBICommunications, Inc., a Delaware corporation
(the "Company"), and Valencia Entertainment Acquisition Corporation, a Delaware corporationand a wholly owned subsidiary of the Company ("Sub"), on the one hand; and Valencia Entertainment International, LLC, a California limited liability company ("Valencia"), and each of the members of Valencia set forth on the signature page hereto (collectively, the "Valencia Members"), on the other hand.

                       RECITALS
                       --------
A.The Company, Sub and Valencia have each determined to engage in the transactions contemplated hereby (collectively, the "Transaction") pursuant to which Sub will merge with and into Valencia, with Valencia being the surviving limited liability company (the "Merger"), and the outstanding membership interests of Valencia shall be converted into shares of the Company's common stock in the manner herein described;

B.The respective Boards of Directors or members, as the case may be, of the Company, Sub and Valencia have each approved the Merger, the Transaction, this Agreement, and the California Certificate of Merger and the Delaware Certificate of Merger, both referred to in Section 1.1(b) hereof, and the Valencia Members and the Company, as the sole stockholder of Sub, have each approved the Merger, the Transaction, this Agreement, and the California Certificate of Merger and the Delaware Certificate of Merger, both referred to in Section 1.1(b) hereof, and the parties intend that this Agreement constitutes a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986,
as amended (the "Code"), and the regulations promulgated thereunder; and

                           AGREEMENT
                          ----------
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

1.THE MERGER
 -----------
 1.1SURVIVING ENTITY; EFFECTIVE TIME.
------------------------------------
 (a)At the Closing (as hereinafter defined), subject to the terms and conditions of this Agreement, Sub shall be merged with and into Valencia in accordance with Sections 1113 and 17551 of the California Corporations Code (the "CCC"), whereupon the separate existence of Sub shall cease, and Valencia shall be the surviving limited liability company. It is intended by the parties hereto that the Transaction shall constitute a reorganization within the meaning of Section 368(a) of the Internal
Revenue Code and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

 (b)Simultaneously with the Closing, Valencia and Sub shall file a Limited Liability Company Certificate of Merger (the "California Certificate of Merger"), in the form attached hereto as Exhibit A, in the office of the Secretary of State of the State of California in accordance with the CCC. The Merger shall become effective at such time as the California Certificate of Merger is duly filed in California (the date of such filing being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time"); provided, however, that the California Certificate of Merger shall not be filed until the Company has filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the "Certificate of
Amendment"), substantially in the form of Exhibit __ hereto, with the Delaware Secretary of State. On the Effective Date a certificate of merger (the "Delaware Certificate of Merger"), in the form attached hereto as Exhibit B, shall be filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. From and after the Effective Time, Valencia shall possess all the rights, privileges, powersand franchises and be subject to all of the restrictions, disabilities and duties of both Valencia and Sub, as provided under the CCC.

 1.2ARTICLES OF ORGANIZATION AND OPERATING
AGREEMENT. The Articles of Organization and Operating Agreement of Valencia shall be amended and restated effective as of the Effective Time in the forms attached hereto as Exhibits ___ and ___, respectively.

 1.3DIRECTORS. From and after the Effective Time, until successors are duly elected and qualified in accordance with applicable law, the directors of the Company shall be the same directors of the Company who are in office immediately preceding the Effective Time.

  1.4 OFFICERS. From and after the Effective Time, until successors are duly appointed and qualified in accordance with applicable law, the officers of the Company immediately after the Effective Time shall be the officers of Valencia.

 1.5 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger, automatically and without any action on the part of any holder thereof:

 (a)Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into a 0.1% fully paid and nonassessable membership interest of Valencia ("Valencia Membership Interest") and the Company shall be admitted as the sole member of Valencia.
 (b)Each Class A Valencia Membership Interest outstanding immediately prior to the Effective Time shall be converted into shares of the Company's common stock, par value $0.001 per share ("Company
Shares"),
at the rate of 1378,549.82 Company Shares for each one percent (1%)
Class A Valencia Membership Interest. Each Class B Valencia Membership Interest outstanding immediately prior to the Effective Time shall be converted into Company Shares, at the rate of 378,549.82 Company Shares for each one percent (1%) Class B Valencia Membership Interest. Each Valencia
Member shall be entitled to receive the number of Company Shares set forth on
Schedule 1.5 attached hereto, and, collectively, the Valencia Members shall be entitled to receive an aggregate of 75,709,965 Company Shares.

 1.6FRACTIONAL SHARES. Fractional shares of the Company shall not be issued in connection with the Company Shares, but any fractional shares shall be rounded to the nearest whole share. No cash shall be issued in lieu of any fractional shares.

 1.7STOCK CERTIFICATES.

 (a)At the Effective Time, the Valencia Members shall each be entitled to receive one or more certificates representing the number of shares of Company Shares to which each such Valencia
Member is entitled pursuant to the provisions of Section 1.5(b) hereof.

   (b)Each Valencia Membership Interest converted into
Company Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired and cease to exist. As of the Effective Time, by virtue of the Transaction, each Valencia Member shall thereafter cease to possess any rights with respect to each such Valencia Membership Interest, except the right to receive the number of Company Shares as provided by Section 1.5(b) hereof.
   (c)All Company Shares delivered to the Valencia
Members in respect of the Valencia Membership Interests in accordance with the terms of this Agreement shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Valencia Membership Interests.

 1.8CLOSING. Subject to the satisfaction of the conditions precedent specified in Section 6 hereof, the closing of the Transaction shall take place at 11:00 a.m. (Los Angeles time) at the offices of Pollet & Richardson, a Law corporation, 10900 Wilshire Blvd., Los Angeles, CA
90024, on or before ________, 2000 or on such other date as may be mutually agreed upon by the parties (the "Closing").

2.REPRESENTATIONS AND WARRANTIES OF
VALENCIA AND THE VALENCIA MEMBERS

Valencia and the Valencia Members hereby represent and warrant to the Company as follows:

 2.1ORGANIZATION.

 (a)Valencia is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of California. Valencia has the power and authority to carry on its business as presently conducted; and Valencia is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

 (b)The copies of the charter documents of Valencia, including but not limited to the Articles of Organization and the Amended and Restated Operating Agreement of Valencia, heretofore furnished to the Company, are complete and correct copies thereof as amended and in effect immediately prior to the Effective Time.

 2.2CAPITALIZATION OF VALENCIA.

   (a)The capital structure of Valencia consists of Class
A and Class B Membership Interests, and one hundred percent (100%) of such Class A and B Membership Interests are presently, and will be immediately prior to the Closing, issued and outstanding. All of the issued and outstanding Valencia Membership Interests are duly authorized, validly issued, fully paid and nonassessable and are free from any liens, claims, charges, security interests or other encumbrances. The Valencia Members are the sole beneficial and record owners of the Valencia Membership Interests, and such Valencia Members have as of the date hereof, and will have as of the Effective Time, the unqualified right to transfer and dispose of such Valencia Membership Interests.
 (b)There are no outstanding options, warrants or rights of any kind to acquire any membership interests, economic interests or other securities of Valencia, whether direct or indirect, derivative or otherwise.

 2.3SUBSIDIARIES AND INVESTMENTS. Except as set forth in Schedule 2.3 attached hereto, Valencia does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization.

 2.4FINANCIAL STATEMENTS. The reviewed balance sheets of Valencia as of September 30, 2000 and reviewed statements of operations and cash flows for the 9 months ended September30, 2000, the audited balance sheets of Valencia as of December 31, 1999 and audited statements of operations and cash flows for the 12 months ended
December 31, 1999, and the audited balance sheets as of December 31, 1998 and audited statements of operations and cash flows for the 12 months ended December 31, 1998 (collectively, the "Valencia Financial Statements") (a) are complete and correct in all material respects, (b) were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and (c) fairly and accurately present the financial condition and results of operations of Valencia as of the relevant dates thereof and for the periods covered thereby.

 2.5LIABILITIES. All of the liabilities of any nature whatsoever, contingent or otherwise, of Valencia as of the date hereof are accurately described in detail and quantified (both individually and in the aggregate) in Schedule 2.5 attached hereto.

 2.6ABSENCE OF MATERIAL CHANGES.  Since
December 31, 1999, there has not been:

 (a)any material adverse change in the condition
(financial or otherwise) of the properties, assets, liabilities or business of Valencia, except changes in the ordinary course of business which, individually and in the aggregate, have not had a material adverse effect on the business, operations, affairs or financial condition of Valencia or its properties or assets.

 (b)any redemption, purchase or other acquisition of any membership or economic interest of Valencia or the granting, issuance or execution of any rights, warrants, options or commitments by Valencia relating to any membership or economic interest of Valencia.

 2.7LITIGATION. Except as set forth on Schedule 2.7 attached hereto, there is no claim, proceeding, litigation or investigation, whether civil or criminal in nature, pending or threatened against Valencia or any of its affiliates in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of the Transaction and this Agreement.
Valencia is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency that affects its business or operations.

 2.8TITLE TO ASSETS. Except as set forth on Schedule 2.8 attached hereto, Valencia has good and marketable title to all of the assets and properties now carried on its books including those reflected in the most recent balance sheet contained in the Valencia Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Valencia Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

 2.9CONTRACTS AND UNDERTAKINGS. Except as set forth on Schedule 2.9 attached hereto, Valencia has no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively the "Valencia Contracts") to which it is a party or to which it or its property is subject. Except as set forth on such
Schedule 2.9 attached hereto, Valencia is not in material default under any of the Valencia Contracts and no other party to any Valencia Contract is in default thereunder nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Valencia Contract.

 2.10TRANSACTIONS WITH AFFILIATES, MANGAGERS
AND MEMBERS. Except as set forth on Schedule 2.10 attached hereto, there are no contracts, agreements, arrangements or other transactions between Valencia and any officer, manager or member of Valencia, or any corporation or other entity owned or controlled, directly or indirectly, by any such officer, manager or member, a member of any such officer, manager or member's family, or any affiliate of any such officer, manager or member.

 2.11NO CONFLICT. Except as set forth on Schedule 2.11 attached hereto, the execution and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in a breach of any term or provision of, or constitute a default under, the charter documents of Valencia or any agreement, contract or instrument to which Valencia or any of the Valencia Members is a party or by which any of them or any of their respective assets are bound.

 2.12AUTHORITY.  Valencia and each of the Valencia
Members has full power and authority to enter into this Agreement and to carry out the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by all of the Members and the Manager(s) of Valencia and no other corporate or other proceedings on the part of Valencia or the Valencia Members are necessary to authorize this Agreement and the Transaction.

 2.13COMPLIANCE WITH LAW.  Except as set forth on
Schedule 2.13 attached hereto, Valencia has in all material respects complied with and it is now in all material respects in compliance with, all federal, state and local laws applicable to it. The Valencia Membership Interests were issued in compliance with all state and federal securities laws.

 2.14SECURITIES LAWS. The Valencia Members acknowledge that the Company Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the offer and sale of the Company Shares are exempt from the registration provisions of Section 5 of the Securities Act pursuant to Section4(2) thereof, as transactions by an issuer not involving any public offering, and/or may be deemed not to involve an offer or sale within the meaning of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder, and that the Company Shares may not be resold in any transaction subject to Section 5 of the Securities Act unless registered or an exemption from registration is available for such sale, and that the certificates representing the Company Shares will bear a legend to that effect, substantially in the form set forth on Schedule 2.14 attached hereto. Each of the Valencia Members is acquiring the Company Shares for investment purposes only and not with a view to distribution or resale thereof.

 2.15TAX MATTERS.

(i) Each of Valencia and the Valencia Members has filed or caused to be filed with the appropriate Federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges in respect of Valencia have been fully paid when due (subject to any extensions filed).

  (ii) There is not pending nor, to the best knowledge of each of Valencia and the Valencia Members, is there any threatened Federal, state or local tax audit of the Valencia or any Valencia Member in respect of Valencia. There is no agreement with any Federal, state or local taxing authority by the Valencia or any Valencia Member that may affect the subsequent tax liabilities of Valencia.
  (iii) Without limiting the foregoing: (a) the Valencia
Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against Valencia or any Valencia Member in respect of Valencia with respect to the period ended September 30, 2000 and all periods prior thereto; and (b) neither Valencia nor any Valencia Member is, on the date hereof, liable for taxes, assessments, fees or governmental charges in respect of Valencia.
 2.16SALARIES. Schedule 2.16 attached hereto sets forth a true and complete list, as of the date of this Agreement, of all of the persons who are employed by Valencia, together with their compensation (including bonuses) for the calendar year ended December 31, 1999, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

 2.17ACCRUED COMPENSATION. Valencia does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of the Company or Sub, except as disclosed in Schedule 2.17 attached hereto.

 2.18EMPLOYEE BENEFIT PLANS. Valencia does not have any pension plan, profit sharing plan or employee's savings plan, and is not otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") except as set forth on Schedule
2.18 attached hereto.

 2.19INSURANCE. Schedule 2.19 contains a description of each insurance policy maintained by Valencia (or which names Valencia as an additional insured) with respect to its properties, assets and business, or with respect to the life of the Manager or any officer of Valencia, and each such policy is presently in full force and effect. The Company is not in default with respect to any insurance policy maintained by it, and, to the Company's Knowledge, there is no default with respect to any insurance policy that names the Company as an additional insured.
 2.20NO BROKER. All negotiations relative to this Agreement and the Transaction have been carried on directly by Valencia and the Valencia Members with the Company without the intervention of any person on behalf of Valencia or any Valencia Member in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

3.REPRESENTATIONS AND WARRANTIES OF THE
COMPANY AND SUB

Each of the Company and Sub hereby represents and warrants, individually as to itself, to the Valencia Members as follows:

 3.1ORGANIZATION

   (a)Except as set forth on Schedule 3.1 attached hereto, each of the Company and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company or Sub, as the case may be.
   (b)The copies of the Certificate of Incorporation of the Company and Sub, and the Bylaws of the Company and Sub heretofore furnished to Valencia are complete and correct copies of the Certificate of Incorporation and the Bylaws, as amended, of the Company and Sub as in effect on the date hereof.
 3.2CAPITALIZATION OF THE COMPANY. Upon filing the Certificate of Amendment, the authorized capital stock of the Company will consist of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share, of which Twelve Million Three Hundred Twenty-Four Thousand Eight Hundred Seventy-Eight (12,324,878) shares are issued and outstanding as of the date of the date hereof; and Ten
Million (10,000,000) shares of Preferred Stock, par value, upon filing the Certificate of Amendment, $.001 per share, of which Sixty-Three Thousand (63,000) shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable, and, at the Closing, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable. Except for such outstanding shares, there are no outstanding shares of capital stock or other securities or other equity interests of the Company or options, warrants or rights of any kind to acquire such stock or other securities of the Company.


 3.3SUBSIDIARIES AND INVESTMENTS. Except as set forth on Schedule 3.3 attached hereto, the Company does not own directly or indirectly, any capital stock or have any interest in any corporation, partnership or other form of business organization.

 3.4LIABILITIES. Except as set forth on Schedule 3.4 attached hereto or otherwise contemplated in this Agreement, the liabilities of the Company will not exceed __ as of the Closing. As used herein, liabilities shall mean liabilities of any nature whatsoever, contingent or otherwise.

 3.5LITIGATION. Except as set forth on Schedule 3.5 attached hereto, there is no litigation, proceeding or investigation pending or, to the knowledge of the Company or Sub, as the case may be, threatened against the Company or Sub, as the case may be, affecting any of its properties or assets that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of the Company or Sub, as the case may be, or their respective properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

 3.6TITLE TO ASSETS. Except as set forth on Schedule 3.6 attached hereto, each of the Company and Sub has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Company Financial
Statements or arising thereafter in the ordinary course of business (none of which will be material).

 3.7CONTRACTS AND UNDERTAKINGS. Except as set forth on Schedule 3.7 attached hereto, the Company or Sub, as the case may be, has no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively, the "Company
Contracts") to which the Company or Sub, as the case may be, is a party or to which it or its property is subject. Except as set forth on Schedule 3.7 attached hereto, the Company or Sub, as the case may be, is not in material default, or alleged to be in material default, under any Company Contract and, to the knowledge of the Company or Sub, as the case may be, no other party to any Company Contract to which the Company or Sub, as the case may be, is a party is in default thereunder nor, to the knowledge of the Company or Sub, as the case may be, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Company Contracts.

 3.8TRANSACTIONS WITH AFFILIATES, DIRECTORS
AND SHAREHOLDERS. Except as set forth on Schedule 3.8 attached hereto, there are no contracts, agreements, arrangements or other transactions between the Company or Sub, as the case may be, and any officer, director, or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

 3.9NO CONFLICT. The execution and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or Sub, as the case may be, or any agreement, contract or instrument to which the Company or Sub, as the case may be, is a party or by which it or any of their respective assets are bound.

 3.10AUTHORITY. Each of the Company and Sub has full power and authority to enter into this Agreement and to carry out the Transaction. The execution and delivery of this Agreement, the consummation of the Transactions and the issuance of the Company
Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and Sub and no other corporate proceedings on the part of the Company or Sub are necessary to authorize this Agreement, the Transaction and the issuance of the Company Shares in accordance with the terms hereof.

 3.11COMPLIANCE WITH LAW.  To the knowledge of
Company or Sub, as the case may be, each of the Company and Sub has in all material respects complied with and it is now in all material respects in compliance with, all Federal, State and local laws applicable to the Company or Sub, as the case may be. Except for the issuance of the Company Shares to the Valencia Members hereunder, all outstanding securities have been issued in full compliance in all material respects with all state and federal securities laws. The securities filings of the Company contain no material misstatement or fail to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

 3.12TAX MATTERS.

(i) Except as to taxes contested in good faith, each of the Company and Sub has filed or caused to be filed with the appropriate
Federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due (subject to any extensions filed).

  (ii) There is not pending nor, to the best knowledge of each of the Company and Sub, is there any threatened Federal, state or local tax audit of the Company or Sub. There is no agreement with any Federal, state or local taxing authority by the Company or Sub that may affect the subsequent tax liabilities of Valencia.
(iii) Without limiting the foregoing: (a) the Company
Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against the Company or Sub with respect to the period then ended and all periods prior thereto; and (b) neither the Company nor Sub is, on the date hereof, liable for taxes, assessments, fees or governmental charges.

 3.13SALARIES. Schedule 3.13 attached hereto sets forth a true and complete list, as of the date of this Agreement, of all of the persons who are employed by the Company and Sub, together with their compensation (including bonuses) for the calendar year ended December 31, 1999, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

 3.14ACCRUED COMPENSATION. The Company and Sub do not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of the Company or Sub, except as disclosed in Schedule 3.14 attached hereto.

 3.15EMPLOYEE BENEFIT PLANS. The Company and Sub do not have any pension plan, profit sharing plan or employee's savings plan, and neither is otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") except as set forth on Schedule 3.15 attached hereto.

 3.16NO BROKER. All negotiations relative to this Agreement and the Transaction have been carried on directly by the Company and Sub with Valencia and the Valencia Members without the intervention of any person on behalf of the Company or Sub in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

4.COVENANTS AND AGREEMENTS OF THE PARTIES
EFFECTIVE PRIOR TO CLOSING

 4.1CORPORATE EXAMINATIONS AND
INVESTIGATIONS. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company, Sub and Valencia as each party may request. In order that each party may have the full opportunity to do so, the Company, Sub, each of the Valencia Members and Valencia shall furnish each party and its representatives during such period with all such information concerning the affairs of the Company, Sub or Valencia as each party or its representatives may reasonably request and cause the Company, Sub or Valencia and their respective officers, managers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

 4.2COOPERATION; CONSENTS. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Transaction and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

 4.3CONDUCT OF BUSINESS. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall
(i)
conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of the Company and Sub on the one hand and Valencia on the other hand. Without the prior written consent of the Company, Sub and Valencia, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

 4.4LITIGATION. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties (Valencia shall represent itself and the Valencia Members and the Company shall represent itself and Sub) of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

 4.5NOTICE OF DEFAULT. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties (Valencia shall represent itself and the Valencia Members and the Company shall represent itself and Sub) prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

5.SURVIVAL OF REPRESENTATIONS, WARRANTIES
AND COVENANTS.

All representations, warranties and covenants of the parties hereto contained herein shall survive the consummation of the Transaction and remain in full force and effect until the expiration of the applicable statute of limitations except (a) Sections 2.4 and 3.4 hereof which shall not survive the Closing and (b) Section 2.5 hereof which shall remain in full force and effect for a period of one year from the Closing.

6.CONDITIONS TO CLOSING

 6.1CONDITIONS TO OBLIGATION OF VALENCIA AND
VALENCIA MEMBERS.  The obligations of Valencia and the Valencia
Members under this Agreement shall be subject to each of the following conditions:

   (a)REPRESENTATIONS AND WARRANTIES OF
COMPANY TO BE TRUE. The representations and warranties of the Company and Sub, as the case may be, herein contained shall be true in all material respects at the Closing with the same effect as though made at such time, except to the extent they expressly relate to an earlier date. The Company and Sub, as the case may be, shall have performed in all material respects all obligations and complied in all material respects, to their respective actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

   (b)NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the Transaction.

   (c)STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by the Company or Sub, as the case may be, of the Transaction shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained by Company and Sub in order to permit consummation by the Company or Sub, as the case may be, of the Transaction shall have been obtained except as to any authorization, consents and approvals that may be required for the issuance of the Company Shares to the Valencia Members hereunder.

 (d)STOCKHOLDERS AGREEMENT.  The
Company and the Valencia Members shall have entered into a stockholders agreement substantially in form of Exhibit F attached hereto (the
"Stockholders Agreement").

 (e)OFFICER'S CERTIFICATE.  The Company
shall have delivered to Valencia and the Valencia Members, an officer's certificate to Valencia and the Valencia Members, in form and substance reasonably satisfactory to Valencia and the Valencia Members, as to the satisfaction of the foregoing conditions.

 (f)CERTIFICATE OF AMENDMENT FILED.
The Company shall have filed the Certificate of Amendment with the Delaware Secretary of State.

 6.2CONDITIONS TO OBLIGATIONS OF COMPANY.
The obligation of the Company and Sub under this Agreement shall be subject to the following conditions:

   (a)REPRESENTATIONS AND WARRANTIES OF
VALENCIA AND THE VALENCIA MEMBERS TO BE TRUE. The representations and warranties of Valencia and the Valencia Members herein contained shall be true in all material respects as of the Closing and shall have the same effect as though made at such time, except to the extent they expressly relate to an earlier date. Valencia and the Valencia Members shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by them prior to the Closing.

 (b)NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the Transaction.

   (c)STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by Valencia and the Valencia Members of the Transaction shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained by Valencia and the Valencia Members in order to permit consummation by Valencia and the Valencia Members of the Transaction shall have been obtained.
   (d)EMPLOYMENT AGREEMENT.  The Company
shall have entered into an employment agreement with Ronald Foster substantially in the form of Exhibit G attached hereto.
 (e)CERTAIN RELEASES. Each Valencia Member shall have delivered to the Company and Valencia, an acknowledgment and release, in form and substance reasonably satisfactory to the Company, acknowledging that Valencia has no liabilities, debts or obligations of any nature whatsoever to such Valencia Member, and fully and forever releasing the Company and Valencia in respect thereof.

 (f)STOCKHOLDERS AGREEMENT.  The
Company and the Valencia Members shall have entered into a stockholders agreement substantially in form of Exhibit F attached hereto.

 (g)CERTAIN OTHER CONDITIONS.  The
conditions contemplated by Sections 6.1(c), 6.1(d) and 6.1(f) hereof shall have been satisfied.

 (h)MEMBERS' CERTIFICATE.  The Valencia
Members shall have delivered to the Company a certificate as to good title to the Valencia Membership Interests owned by them and as to their waiver of appraisal rights available under the CCC in respect of the Merger.

 (i)MANAGER'S CERTIFICATE. Valencia shall have delivered to the Company a manager's certificate in form and substance reasonably satisfactory to the Company, as to the satisfaction of the foregoing conditions.

   (j)ACCOUNTING AND AUDITING FEES.
Subject to the billing statements having been submitted to Valencia for advance review, Jay J. Shapiro, APC, shall have confirmed in writing that all sums payable for services rendered through the Closing Date, to the extent billed, have been paid in full.

   (k)CERTIFICATE OF AMENDMENT FILED.
The Company shall have filed the Certificate of Amendment with the Delaware Secretary of State.

           7.INDEMNIFICATION.

 7.1INDEMNIFICATION BY THE VALENCIA
MEMBERS. Provided the Company's claim therefor is instituted by written notice within the time period specified in Section 5 hereof, except that notice shall be deemed to have been given for the disputes referred to in
Schedule 2.5 attached hereto, the Valencia Members shall, jointly and severally, indemnify, defend and hold harmless and in all respects make whole the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of Section
15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all claims, demands, liabilities, damages, judgments and payments, including reasonable attorneys' fees ("Losses"), which may be incurred or suffered by the Company or to which it may be subject, which may arise out of or result from (i) any breach of or exist in violation of any representation, warranty, covenant or agreement of Valencia and the Valencia Members contained in this Agreement, or (ii) the disputes referred to in
Schedule 2.5 attached hereto.

 7.2INDEMNIFICATION BY THE COMPANY. Provided the claim therefor is instituted by written notice within the time period specified in Section 5 hereof, the Company shall indemnify, defend and hold harmless and in all respect make whole the Valencia Members from and against any Losses which may be incurred or suffered by any such party or to which any such party may be subject, which may arise out of or result from any breach of or exist in violation of any representation, warranty, covenant or agreement of the Company or Sub, as the case may be, contained in this Agreement.

 7.3COMPUTATION OF LOSSES. For purposes of calculating any Losses suffered by an indemnified party pursuant to Sections 7.1 or 7.2 hereof, the amount of the Losses suffered by the indemnified party shall be the net amount of damage so suffered after giving effect to any insurance proceeds recovered with respect to such matter.

 7.4NOTICE TO INDEMNIFYING PARTY.  If any party
(the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 7.1 or 7.2 hereof, the Indemnified
Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the Losses arising therefrom. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 7.5 hereof.

 7.5DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense shall assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole reasonable discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party or that the Indemnifying Party does not have sufficient financial resources to fully defend the proceeding or to pay the claim or judgment, the Indemnified Party (or any constituent party thereof) hall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no eventshall the Indemnifying Party be liable for the costs and expenses of more than one such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

8.MISCELLANEOUS

 8.1FURTHER ASSURANCES. From time to time, at another party's request and without further consideration, each of the parties will execute and deliver to the requesting party such documents and take such action as such other party may reasonably request in order to consummate more effectively the Transaction.

 8.2EXPENSES OF SALE. Except as otherwise provided herein, whether or not the Transaction is consummated, each party shall bear its direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the Transaction. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party. The parties shall indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim of commissions, broker's fees, finder's fees or other compensation in connection with the Transaction which may be asserted by any person based on any agreement or arrangement for payment by the other party.

 8.3USE AND CONFIDENTIALITY. All of the information, records, books, and data to which the parties are given access as set forth herein shall be used by the parties solely for the purpose of confirming the representations and warranties set forth herein. Subject to any obligation to comply with (i) any law (ii) any rule or regulation of any authority or securities exchange or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the Transaction shall be concluded, all information obtained by any party about the other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, trustees, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by either party through its own independent investigations of the other party or received by such party from a third party not under any obligation to keep such information confidential nor to any information obtained by such party which is generally known to others engaged in the trade or business; and provided, further, that, from and after the Closing, such party shall be under no obligation to maintain confidential any such information concerning the other party. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the Transaction.

 8.4NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed:

                              TO VALENCIA OR VALENCIA MEMBERS:
                              26030 Avenue Hall
                              Studio 5
                              Valencia CA 91355
                              Tel: 661-257-8000
                              Fax: 661-257-1780
                              Attention:  Vince Vellardita


                              TO THE COMPANY:

                              SBI Communications, Inc.
                              1239 South Glendale Avenue
                              Glendale, CA 91205
                              Tel:  818-550-6181
                              Fax:  818-550-6111
                              Attention:  Ronald Foster

                              WITH A COPY TO:

                              Pollet & Richardson
                              10900 Wilshire Boulevard
                              Los Angeles, California  90024
                              Tel:  310-208-1182
                              Fax:  310-208-1154
                              Attention:  Nimish Patel, Esq.

               All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

 8.5PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto; provided, however, that no assignment or transfer by any party of this Agreement or its rights or obligations hereunder shall occur without the prior written consent of the other parties hereto.

 8.6ENTIRE AGREEMENT, AMENDMENTS.  This
Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to this subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective permitted successors or assigns.

 8.7HEADINGS, ETC. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

 8.8PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

 8.9COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

 8.10GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

 8.11ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of any dispute, breach, default or claim hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs ncurred in that action or proceeding, in addition to any other relief to which it may be entitled.



                        EXHIBIT B

                     WRITTEN CONSENT OF
               THE MAJORITY STOCKHOLDERS OF
                SBI COMMUNICATIONS, INC.
                    IN LIEU OF MEETING
  The undersigned, being the holders of at least a majority of the outstanding capital stock of SBI Communications, Inc., a Delaware corporation (the "Corporation"), acting pursuant to authority granted by the Bylaws of the Corporation and Section 228(a) of the General Corporation
Law of the State of Delaware, do hereby adopt the following resolutions by written consent as of October 16, 2000:

AMENDMENTS TO CERTIFICATE OF INCORPORATION

                    WHEREAS, it is proposed by the
                    Corporation's Board of Directors that
                    the Corporation enter into an
                    Agreement and Plan of Merger (the
                    "Merger Agreement"), by and between
                    the Corporation and Valencia
                    Entertainment Acquisition
                    Corporation, a Delaware corporation
                    and a wholly owned subsidiary of the
                    Corporation ("VAC"), on the one
                    hand, and Valencia Entertainment
                    International, LLC, a California
                    limited liability company
                    ("Valencia"), and its members, on the
                    other hand, whereby VAC would be
                    merged with and into Valencia, with
                    Valencia being the surviving limited
                    liability company (the "Merger");

                    WHEREAS, it is deemed to be in the
                    best interests of the Corporation and
                    its stockholders that VAC be merged
                    with and into Valencia, with Valencia
                    as the surviving limited liability
                    company;

                    WHEREAS, pursuant to the Merger, it
                    is proposed that the name of the
                    Corporation be changed to ValCom,
                    Inc;

                    WHEREAS, in order effectuate the
                    terms of the Merger, it is deemed to be
                    in the best interests of the Corporation and its stockholders to amend the Corporation's Certificate of
                    Incorporation to increase the
                    Corporation's aggregate number of
                    authorized shares of common stock;

                    WHEREAS, it is deemed to be in the
                    best interests of the Corporation and
                    its stockholders to decrease the par
                    value of the Corporation's Preferred
                    Stock, from $5.00 to $0.001 per share;

                    NOW, THEREFORE, BE IT
                    RESOLVED, that, effective upon the
                    filing with the Delaware Secretary of
                    State of a Certificate of Amendment to
                    the Certificate of Incorporation of the
                    Corporation (the "Certificate of
                    Amendment"), the article numbered
                    FIRST of the Corporation's Certificate
                    of Incorporation be, and hereby is,
                    amended in its entirety to read as
                    follows:

                    "The name of the Corporation
                    (hereinafter called the "Corporation")
                    is

                             ValCom, Inc."

                    RESOLVED FURTHER, that,
                    effective upon the filing of the
                    Certificate of Amendment with the
                    Delaware Secretary of State, the article numbered FOURTH of the
                    Corporation's Certificate of
                    Incorporation be, and hereby is,
                    amended in its entirety to read as
                    follows:

                    "The total number of shares of stock
                    which the Corporation shall have
                    authority to issue is 110,000,000
                    shares, of which 10,000,000 shares
                    shall be Preferred Stock of the par
                    value of $0.001 each (hereinafter
                    called "Preferred Stock") and
                    100,000,000 shares shall be Common
                    Stock of the par value of $0.001 each
                    (hereinafter called "Common
                    Stock")."


                    RESOLVED FURTHER, that any
                    officer of the Corporation, acting
                    alone, be and hereby is authorized,
                    empowered and directed, for and on
                    behalf of the Corporation, to file the
                    Certificate of Amendment with the
                    Delaware Secretary of State in order to
                    effectuate the foregoing resolutions;

                    RESOLVED FURTHER, that any
                    officer of the Corporation, acting
                    alone, be and hereby is authorized,
                    empowered and directed, for and on
                    behalf of the Corporation, to execute
                    and deliver any and all certificates,
                    instruments and other documents, and
                    to take such further actions as any
                    such officer deems necessary or
                    appropriate to effectuate the purposes
                    of the foregoing resolutions.

                            ELECTION OF DIRECTORS

                              WHEREAS, it is deemed to be in the
                    best interests of the Corporation and
                    its stockholders that, effective upon
                    the consummation of the Merger, the
                    Corporation elect four (4) directors to
                    serve as the Corporation's Board of
                    Directors for the ensuing year until
                    their successors are duly elected or
                    qualified;

                    NOW, THEREFORE, BE IT
                    RESOLVED, that, effective upon the
                    consummation of the Merger, the
                    following individuals be, and hereby
                    are, duly appointed and qualified to
                    serve as the members of the
                    Corporation's Board of Directors until
                    their successors are duly elected or
                    qualified:

                    Ronald Foster
                    Vincent Vellardita
                    David Weiner
                    Stephen A. Webber

                    RESOLVED FURTHER, that any
                    officer of the Corporation, acting
                    alone, be and hereby is authorized,
                    empowered and directed, for and on
                    behalf of the Corporation, to execute
                    and deliver any and all certificates,
                    instruments and other documents, and
                    to take such further actions as any
                    such officer deems necessary or
                    appropriate to effectuate the purposes
                    of the foregoing resolutions.



                            REVIEW OF BUSINESS

                               WHEREAS, the undersigned
                    stockholders have reviewed all actions
                    taken by the officers and directors of
                    the Corporation since the last annual
                    meeting of the stockholders of the
                    Corporation;

                    NOW, THEREFORE, BE IT
                    RESOLVED, that any action or
                    actions heretofore taken by any officer
                    or director of the Corporation for and
                    on behalf of the Corporation since the
                    last annual meeting of stockholders be,
                    and hereby are, ratified and approved
                    as the actions of the Corporation.

            This Written Consent shall be added to the records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

This Written Consent may be executed in counterparts with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written
Consent.



   Shareholder SignatureShares Beneficially Owned

     /s/ Ronald Foster   4,154,178

     /s/ Larry Cahill    1,000,000

     /s/ Michael Graham  1,000,000

     /s/ Peter Papas       800,000
as trustee for the Peter Papas Trust

               EXHIBIT C

                 THE NAMED AMENDMENT

  RESOLVED, that the First Article of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

   FIRST:The name of the Corporation (hereinafter called the "Corporation") is:

                       ValCom, Inc.

                     *    *   *   *

                       EXHIBIT D

THE PAR VALUE AND AUTHORIZED SHARE AMENDMENT

  RESOLVED FURTHER, that the fourth Article of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares, of which 10,000,000 shares shall be Preferred Stock of the par value of $.001 each (hereinafter called "Preferred Stock") and 100,000,000 shares shall be Common stock of the par value of $.001 each (hereinafter called the "Common Stock").